                                                                 Exhibit 4(c)(2)


================================================================================

                     TRUST INDENTURE AND SECURITY AGREEMENT
                                   [NW 1997 J]

                         Dated as of September 25, 1997

                                     Between

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                         not in its individual capacity,
                       except as expressly stated herein,
                          but solely as Owner Trustee,

                                  Owner Trustee

                                       and

                      STATE STREET BANK AND TRUST COMPANY,
                         not in its individual capacity,
                       except as expressly stated herein,
                        but solely as Indenture Trustee,

                                Indenture Trustee

================================================================================

                          SECURED CERTIFICATES COVERING
                  ONE BRITISH AEROSPACE AVRO 146-RJ85A AIRCRAFT
                      BEARING U.S. REGISTRATION MARK N510XJ
                       LEASED BY NORTHWEST AIRLINES, INC.

================================================================================

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                 GRANTING CLAUSE

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. Definitions..................................................    6

                                   ARTICLE II

                            THE SECURED CERTIFICATES

SECTION 2.01.  Form of Secured Certificates ...............................    6
SECTION 2.02.  Issuance and Terms of Secured Certificates .................   12
SECTION 2.03.  Payments from Trust Indenture Estate Only ..................   14
SECTION 2.04.  Method of Payment ..........................................   16
SECTION 2.05.  Application of Payments ....................................   18
SECTION 2.06.  Termination of Interest in Trust Indenture Estate ..........   19
SECTION 2.07.  Registration, Transfer and Exchange of Secured
                 Certificates .............................................   19
SECTION 2.08.  Mutilated, Destroyed, Lost or Stolen Secured
                 Certificates .............................................   20
SECTION 2.09.  Payment of Expenses on Transfer; Cancellation ..............   21
SECTION 2.10.  Mandatory Redemptions of Secured Certificates ..............   21
SECTION 2.11.  Voluntary Redemptions of Secured Certificates ..............   22
SECTION 2.12.  Redemptions; Notice of Redemption ..........................   22
SECTION 2.13.  Assumption of Secured Certificates by Lessee ...............   24
SECTION 2.14.  Option to Purchase Secured Certificates ....................   24
SECTION 2.15.  Subordination ..............................................   25
SECTION 2.16.  Establishment of Collateral Account ........................   25
SECTION 2.17.  Investment of Funds on Deposit in the Collateral Account ...   26
SECTION 2.18.  Release of Debt Portion and Lien on the
                 Collateral Account and the Liquid Collateral on
                 Delivery Date ............................................   27
SECTION 2.19.  Release of Collateral Account ..............................   27
SECTION 2.20.  Reoptimization .............................................   28
SECTION 2.21.  No Make-Whole Amount .......................................   28

                                   ARTICLE III

         RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE TRUST
                                INDENTURE ESTATE

SECTION 3.01.  Rent Distribution ..........................................   28
SECTION 3.02.  Event of Loss; Replacement; Voluntary Termination;
                 Refinancing ..............................................   29
SECTION 3.03.  After Event of Default .....................................   30
SECTION 3.04.  Certain Payments ...........................................   32
SECTION 3.05.  Other Payments .............................................   33
SECTION 3.06.  Payments to Owner Trustee ..................................   33
SECTION 3.07.  Application of Payments Under Guarantee ....................   34

                                   ARTICLE IV

           COVENANTS OF OWNER TRUSTEE; EVENTS OF DEFAULT; REMEDIES OF
                                INDENTURE TRUSTEE

SECTION 4.01.  Covenants of Owner Trustee .................................   34
SECTION 4.02.  Event of Default ...........................................   35
SECTION 4.03.  Certain Rights .............................................   37
SECTION 4.04.  Remedies....................................................   38
SECTION 4.05.  Return of Aircraft, Etc ....................................   40
SECTION 4.06.  Remedies Cumulative ........................................   42
SECTION 4.07.  Discontinuance of Proceedings ..............................   42
SECTION 4.08.  Waiver of Past Defaults ....................................   42
SECTION 4.09.  Appointment of Receiver ....................................   42
SECTION 4.10.  Indenture Trustee Authorized to Execute Bills
                 of Sale, Etc .............................................   43
SECTION 4.11.  Rights of Certificate Holders to Receive Payment ...........   43

                                    ARTICLE V

                         DUTIES OF THE INDENTURE TRUSTEE

SECTION 5.01.  Notice of Event of Default .................................   43
SECTION 5.02.  Action upon Instructions; Certain Rights and
                 Limitations ..............................................   44
SECTION 5.03.  Indemnification ............................................   46
SECTION 5.04.  No Duties Except as Specified in Trust Indenture
                 or Instructions ..........................................   47
SECTION 5.05.  No Action Except Under Lease, Trust Indenture or
                 Instructions .............................................   47
SECTION 5.06.  Replacement Airframes and Replacement Engines ..............   47
SECTION 5.07.  Indenture Supplements for Replacements .....................   50
SECTION 5.08.  Effect of Replacement ......................................   51
SECTION 5.09.  Investment of Amounts Held by Indenture Trustee ............   51

                                   ARTICLE VI

                   THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

SECTION 6.01.  Acceptance of Trusts and Duties ............................   52

SECTION 6.02.  Absence of Duties ..........................................   52
SECTION 6.03.  No Representations or Warranties as to Aircraft
                 or Documents .............................................   53
SECTION 6.04.  No Segregation of Monies; No Interest ......................   53
SECTION 6.05.  Reliance; Agreements; Advice of Counsel ....................   54
SECTION 6.06.  Capacity in Which Acting ...................................   54
SECTION 6.07.  Compensation ...............................................   54
SECTION 6.08.  Instructions from Certificate Holders ......................   55

                                   ARTICLE VII

              INDEMNIFICATION OF INDENTURE TRUSTEE BY OWNER TRUSTEE

SECTION 7.01.  Scope of Indemnification ...................................   55

                                  ARTICLE VIII

                         SUCCESSOR AND SEPARATE TRUSTEES

SECTION 8.01.  Notice of Successor Owner Trustee ..........................   56
SECTION 8.02.  Resignation of Indenture Trustee; Appointment of
                 Successor ................................................   56
SECTION 8.03.  Appointment of Additional and Separate Trustees ............   57

                                   ARTICLE IX

           SUPPLEMENT AND AMENDMENTS TO THIS TRUST INDENTURE AND OTHER
                                    DOCUMENTS

SECTION 9.01.  Instructions of Majority; Limitations ......................   59
SECTION 9.02.  Trustees Protected .........................................   61
SECTION 9.03.  Documents Mailed to Certificate Holders ....................   61
SECTION 9.04.  No Request Necessary for Lease Supplement or
                 Trust Agreement and Indenture Supplement .................   61

                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.01. Termination of Trust Indenture .............................   62
SECTION 10.02. No Legal Title to Trust Indenture Estate in
                 Certificate Holders ......................................   62
SECTION 10.03. Sale of Aircraft by Indenture Trustee Is Binding ...........   62
SECTION 10.04. Trust Indenture for Benefit of Owner Trustee,
                 Indenture Trustee, Owner Participant, Lessee
                 and Certificate Holders ..................................   63
SECTION 10.05. Notices.....................................................   63
SECTION 10.06. Severability................................................   63
SECTION 10.07. No Oral Modification or Continuing Waivers .................   63
SECTION 10.08. Successors and Assigns .....................................   64
SECTION 10.09. Headings....................................................   64
SECTION 10.10. Normal Commercial Relations ................................   64
SECTION 10.11. Governing Law; Counterpart Form ............................   64
SECTION 10.12. Voting by Certificate Holders ..............................   65

SECTION 10.13. Bankruptcy..................................................   65
SECTION 10.14. No Action Contrary to Lessee's Rights Under the Lease ......   65

EXHIBIT A        Form of Trust Agreement and Indenture Supplement

SCHEDULE I       Secured Certificates Amortization

SCHEDULE II      Pass Through Trust Agreements

                     TRUST INDENTURE AND SECURITY AGREEMENT

                                   [NW 1997 J]

            TRUST INDENTURE AND SECURITY AGREEMENT [NW 1997 J], dated as of September 25, 1997 ("Trust Indenture") between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Owner Trustee under the Trust Agreement referred to below (together with its successors under the Trust Agreement, the "Owner Trustee"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity, except as expressly stated herein, but solely as Indenture Trustee hereunder (together with its successors hereunder, the "Indenture Trustee").

                              W I T N E S S E T H:

            WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

            WHEREAS, the Initial Owner Participant and the Owner Trustee have entered into the Trust Agreement whereby, among other things, (i) the Owner Trustee has established a certain trust for the use and benefit of the Initial Owner Participant subject, however, to the Trust Indenture Estate created pursuant hereto for the use and benefit of, and with the priority of payment to, the holders of Secured Certificates issued hereunder, and (ii) the Owner Trustee has been authorized and directed to execute and deliver this Trust Indenture;

            WHEREAS, the parties desire by this Trust Indenture, among other things, (i) to provide for the issuance by the Owner Trustee to the Pass Through Trustees (or their designee) of the Secured Certificates evidencing the participation of the Pass Through Trustees in the payment of Lessor's Cost for the Aircraft, as provided in the Participation Agreement and (ii) to provide for the assignment, mortgage and pledge by the Owner Trustee to the Indenture Trustee, as part of the Trust Indenture Estate hereunder of the Owner Trustee's right, title and interest in and to the Liquid Collateral and after the Delivery Date the assignment, mortgage and pledge by the Owner Trustee to the Indenture Trustee, as part of the Trust Indenture Estate hereunder, among other things, of all of the Owner Trustee's right, title and interest in and to the Aircraft and, except as hereinafter expressly provided, all of the Owner Trustee's right, title and interest in, to and under the Lease and all payments and other amounts received hereunder or thereunder in accordance with the terms hereof or thereof, as security for, among other things, the Owner Trustee's obligations to the Indenture Trustee, for the ratable benefit and security of the Certificate Holders, subject to Section 2.15 and Article III hereof;

            WHEREAS, all things have been done to make the Secured Certificates, when executed by the Owner Trustee and authenticated and delivered by the Indenture Trustee hereunder, the valid, binding and enforceable obligations of the Owner Trustee; and

            WHEREAS, all things necessary to make this Trust Indenture the valid, binding and legal obligation of the Owner Trustee for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened.

                                 GRANTING CLAUSE

            NOW, THEREFORE, THIS TRUST INDENTURE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt payment of the Principal Amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to, all Secured Certificates from time to time outstanding hereunder and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions herein and in the Participation Agreement and the Secured Certificates contained, for the benefit of the Certificate Holders and the prompt payment of all amounts from time to time owing under the Participation Agreement to the Certificate Holders by the Owner Trustee and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Secured Certificates by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors in trust and assigns, for the security and benefit of the Certificate Holders, a first priority security interest in and mortgage lien on all right, title and interest of the Owner Trustee in, to and under the following described property, rights and privileges, other than Excluded Payments (which collectively, excluding Excluded Payments but including all property hereafter specifically subjected to the Lien of this Trust Indenture by the Trust Agreement and Indenture Supplement or any mortgage supplemental hereto, are included within the Trust Indenture Estate), to wit:

            (1) the Aircraft (including the Airframe and the Engines and all replacements thereof and substitutions therefor to which the Owner Trustee shall from time to time acquire title as provided herein and in the Lease), all as more particularly described in the Trust Agreement and Indenture Supplement executed and delivered with respect to the Aircraft or any such replacements or substitutions therefor, as provided in this Indenture;

            (2) the Lease and any Lease Supplement and all Rent thereunder (including, without limitation, all amounts of Basic Rent, Supplemental Rent and payments of any kind thereunder (excluding any Excluded Payments)), and the Guarantee;

            (3) the Purchase Agreement (to the extent specified in the Purchase Agreement Assignment), the Purchase Agreement Assignment, the Consent and Agreement and the Bill of Sale;

            (4) all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the lien of this Indenture;

            (5) the Collateral Account, the Liquid Collateral and all other moneys and securities (including Cash Equivalents) now or hereafter paid or deposited or required to be paid or deposited to or with the Indenture Trustee by or for the account of the Owner Trustee pursuant to any term of any Operative Document, except the Tax Indemnity Agreement, and held or required to be held by the Indenture Trustee hereunder;

            (6) all insurance and requisition proceeds with respect to the Aircraft, including but not limited to the insurance required under
      Section 11 of the Lease, but excluding insurance proceeds described in clauses (ii) and (iii) of the definition of Excluded Payments;

            (7) all rights of the Owner Trustee to amounts paid or payable by Lessee to the Owner Trustee under the Participation Agreement and all rights of the Owner Trustee to enforce payments of any such amounts thereunder, but excluding amounts described in clauses (i) and (v) of the definition of Excluded Payments;

            (8) all monies and securities from time to time deposited or required to be deposited with the Indenture Trustee pursuant to any terms of this Indenture or the Lease or required hereby or by the Lease to be held by the Indenture Trustee hereunder (other than Excluded Payments); and

            (9) all proceeds of the foregoing.

            BUT EXCLUDING from the foregoing and from the Trust Indenture Estate all Excluded Payments, and the right to enforce and collect the same, and SUBJECT TO all of the terms and conditions of this Trust Indenture and the rights of the Owner Trustee and the Owner Participant hereunder.

            Concurrently with the delivery hereof, the Owner Trustee is delivering to the Indenture Trustee the original executed counterpart of the Lease and the Lease Supplement No. 1 (to each of which a chattel paper receipt is attached), and executed copies of the Participation Agreement, and the Purchase Agreement Assignment with the Consent and Agreement attached thereto.

            TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, and its successors and assigns, in trust for the benefit and security of the Certificate Holders, except as provided in Section 2.15 and
Article III hereof without any preference, distinction or priority of any one Secured Certificate over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (9) inclusive above, subject to the terms and provisions set forth in this Trust Indenture.

            It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner Trustee shall remain liable under each of the Indenture Agreements to which it is a party to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Indenture Trustee and the Certificate Holders shall have no obligation or liability under the Indenture Agreements, by reason of or arising out of the assignment hereunder, nor shall the Indenture Trustee or the Certificate Holders be required or obligated in any manner to perform or fulfill any obligations of the Owner Trustee under or pursuant to any of the Indenture Agreements to which it is a party, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            The Owner Trustee does hereby constitute the Indenture Trustee the true and lawful attorney of the Owner Trustee, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Owner Trustee or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds but in all cases excluding Excluded Payments) due and to become due under or arising out of the Indenture Agreements, and all other property which now or hereafter constitutes part of the Trust Indenture Estate, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises. Without limiting the generality of the foregoing, but subject to the rights of the Owner Trustee and the Owner Participant hereunder, during the continuance of any Event of Default under this Trust Indenture, the Indenture Trustee shall have the right under such power of attorney to accept any offer in connection with the exercise of remedies as set forth herein of any purchaser to purchase the Airframe and Engines and upon such purchase to execute and deliver in the name of and on behalf of the Owner Trustee an appropriate bill of sale and other instruments of transfer relating to the Airframe and Engines, when purchased by such purchaser, and to perform all other necessary or appropriate acts with respect to any such purchase, and in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of the Owner Trustee or otherwise, which the Indenture Trustee may deem necessary or appropriate to protect and preserve the right, title and interest of the Indenture Trustee in and to such Rents and other sums and the security intended to be afforded hereby; provided, however, that no action of the Indenture Trustee pursuant to this paragraph shall increase the obligations or liabilities of the Owner Trustee to any Person beyond those obligations and liabilities specifically set forth in this Trust Indenture and in the other Operative Documents. Under the Lease, Lessee is directed, so long as this Trust Indenture shall not have been fully discharged, to make all payments of Rent (other than Excluded Payments) and all other amounts which are required to be paid to or deposited with the Owner Trustee pursuant to the Lease (other than Excluded Payments) directly to, or as directed by, the Indenture Trustee at such address or addresses as the Indenture Trustee shall specify, for application as provided in this Trust Indenture. The Owner Trustee agrees that promptly upon receipt thereof, it will transfer to the Indenture Trustee any and all monies from time to time received by it constituting part of the Trust Indenture Estate, for distribution by the Indenture Trustee pursuant to this Trust Indenture, except that the Owner Trustee shall accept for distribution pursuant to the Trust Agreement any amounts distributed to it by the Indenture Trustee under this Trust Indenture.

            The Owner Trustee agrees that at any time and from time to time, upon the written request of the Indenture Trustee, the Owner Trustee will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Indenture Trustee may reasonably deem necessary or desirable to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Indenture Trustee the full benefits of the assignment hereunder and of the rights and powers herein granted. The parties hereto acknowledge that neither the Owner Trustee nor the Owner Participant shall have any obligation as to any recording, filing, refiling or re-recording of any documents or instruments in regard to maintaining the perfection of the security interests created hereunder, in the Trust Indenture Estate or any security interest that may be claimed to have been created by the Lease or the ownership interest of the Owner Trustee in the Aircraft.

            The Owner Trustee does hereby warrant and represent that it has not assigned or pledged, and hereby covenants and agrees that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, and the Lien hereof shall not have been released pursuant to Section 10.01 hereof, any of its right, title or interest hereby assigned, to anyone other than the Indenture Trustee and its predecessor(s) in this transaction, and that it will not, except as otherwise provided in this Trust Indenture and except with respect to Excluded Payments to which it is entitled, (i) accept any payment from Lessee under any Indenture Agreement, (ii) enter into any agreement amending or supplementing any Indenture Agreement, (iii) execute any waiver or modification of, or consent under, the terms of, or exercise any rights, powers or privileges under, any Indenture Agreement, (iv) settle or compromise any claim (other than those relating to an Excluded Payment) arising under any Indenture Agreement or
(v) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any Indenture Agreement to arbitration thereunder.

            The Owner Trustee does hereby further agree that it will not without the written consent of the Indenture Trustee:

            (a) collect or agree to the receipt or collection of any payment of Rent (other than Excluded Payments), including Basic Rent, Stipulated Loss Value, Termination Value or any other payment to be made pursuant to
      Section 9 or 10 of the Lease prior to the date for the payment thereof provided for by the Lease or assign, transfer or hypothecate (other than to the Indenture Trustee hereunder) any payment of Rent, including Basic Rent, Stipulated Loss Value, Termination Value or any other payment to be made pursuant to Section 9 or 10 of the Lease, then due or to accrue in the future under the Lease in respect of the Airframe and Engines; or

            (b) except as contemplated by the Trust Agreement in connection with the appointment of a successor owner trustee, sell, mortgage, transfer, assign or hypothecate (other than to the Indenture Trustee hereunder) its interest in the Airframe and Engines or any part thereof or in any amount to be received by it from the use or disposition of the Airframe and Engines, other than amounts distributed to it pursuant to Article III hereof.

            It is hereby further agreed that any and all property described or referred to in the granting clauses hereof which is hereafter acquired by the Owner Trustee shall ipso facto, and without any further conveyance, assignment or act on the part of the Owner Trustee or the Indenture Trustee, become and be subject to the Lien herein granted as fully and completely as though specifically described herein, but nothing contained in this paragraph shall be deemed to modify or change the obligations of the Owner Trustee contained in the foregoing paragraphs.

            The Owner Trustee does hereby ratify and confirm the Lease and does hereby agree that it will not violate any covenant or agreement made by it therein, herein or in any of the other Owner Trustee Documents.

            Notwithstanding the Granting Clause or any of the foregoing paragraphs, there is hereby excluded from the foregoing sale, transfer, assignment, grant, pledge and security interest all Excluded Payments.

            IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Definitions. Unless the context otherwise requires, capitalized terms utilized herein shall have the meanings set forth in Annex A hereto for all purposes of this Trust Indenture.

                                   ARTICLE II

                            THE SECURED CERTIFICATES

            SECTION 2.01. Form of Secured Certificates. The Secured Certificates shall be substantially in the form set forth below:

THIS SECURED CERTIFICATE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS SECURED CERTIFICATE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS AVAILABLE.

FIRST SECURITY BANK, NATIONAL ASSOCIATION, AS OWNER TRUSTEE UNDER TRUST AGREEMENT [NW 1997 J] DATED AS OF SEPTEMBER 25, 1997.

SERIES [___] NON-RECOURSE SECURED CERTIFICATE DUE [___] ISSUED IN CONNECTION WITH THE BRITISH AEROSPACE AVRO 146-RJ85A AIRCRAFT BEARING UNITED STATES REGISTRATION NUMBER N510XJ.

No. ____                                                    Date:  [______, ___]

$______________________

            INTEREST RATE                 MATURITY DATE
            -------------                 -------------

                                                          [________]
                                                      [________, _______]

            FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee (herein in such capacity called the "Owner Trustee") under that certain Trust Agreement [NW 1997 J], dated as of September 25, 1997, between the Owner Participant named therein and the Owner Trustee (herein as such Trust Agreement may be supplemented or amended from time to time called the "Trust Agreement"), hereby promises to pay to ___________, or the registered assignee thereof, the principal sum of $_________ (the "Principal Amount"), together with interest on the amount of the Principal Amount remaining unpaid from time to time (calculated on the basis of a year of 360 days comprised of twelve 30-day months) from the date hereof until paid in full at a rate per annum equal to the Interest Rate indicated above. The Principal Amount of this Secured Certificate shall be payable in installments on the dates set forth in Schedule I hereto equal to the corresponding percentage of the Principal Amount of this Secured Certificate set forth in Schedule I hereto. Accrued but unpaid interest shall be due and payable in semi-annual installments commencing January 2, 1998, and thereafter on July 2 and January 2 of each year, to and including _______, _____. Notwithstanding the foregoing, the final payment made on this Secured Certificate shall be in an amount sufficient to discharge in full the unpaid Principal Amount and all accrued and unpaid interest on, and any other amounts due under, this Secured Certificate. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Secured Certificate becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

            For purposes hereof, the term "Trust Indenture" means the Trust Indenture and Security Agreement [NW 1997 J], dated as of September 25, 1997, between the Owner Trustee and State Street Bank and Trust Company (the "Indenture Trustee"), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Secured Certificate and not defined herein shall have the respective meanings assigned in the Trust Indenture.

            This Secured Certificate shall bear interest, payable on demand, at the Past Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any overdue Principal Amount, any overdue Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

            All payments of Principal Amount, interest, Make-Whole Amount, if any, and other amounts, if any, to be made by the Owner Trustee hereunder and under the Trust Indenture or the Participation Agreement shall be payable only from the income and proceeds from the Trust Estate to the extent included in the Trust Indenture Estate and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Trust Estate to the extent included in the Trust Indenture Estate to enable the Indenture Trustee to make such payments in accordance with the terms of Section 2.03 and Article III of the Trust Indenture and each holder hereof, by its acceptance of this Secured Certificate, agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to the holder hereof as above provided and that none of the Owner Participant, the Owner Trustee or the Indenture Trustee is personally liable or liable in any manner extending to any assets other than the Trust Indenture Estate to the holder hereof for any amounts payable or any liability under this Secured Certificate or, except as provided in the Trust Indenture or in the Participation Agreement, for any liability under the Trust Indenture or the Participation Agreement; provided, however, that nothing herein contained shall limit, restrict or impair the right of the Indenture Trustee, subject always to the terms and provisions of the Trust Indenture, to accelerate the maturity of this Secured Certificate upon occurrence of an Event of Default under the Trust Indenture in accordance with
Section 4.04(b) of the Trust Indenture, to bring suit and obtain a judgment against the Owner Trustee on this Secured Certificate for purposes of realizing upon the Trust Indenture Estate and to exercise all rights and remedies provided under the Trust Indenture or otherwise realize upon the Trust Indenture Estate.

            There shall be maintained a Secured Certificate Register for the purpose of registering transfers and exchanges of Secured Certificates at the Corporate Trust Office of the Indenture Trustee or at the office of any successor in the manner provided in Section 2.07 of the Trust Indenture.

            The Principal Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Indenture Trustee, or as otherwise provided in the Trust Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Secured Certificate, except that in the case of any final payment with respect to this Secured Certificate, the Secured Certificate shall be surrendered promptly thereafter by the Indenture Trustee to the Owner Trustee for cancellation.

            The holder hereof, by its acceptance of this Secured Certificate, agrees that, except as provided in the Trust Indenture, each payment received by it hereunder shall be applied, first, to the payment of accrued interest on this Secured Certificate (as well as any interest on any overdue Principal Amount, any overdue Make-Whole Amount, if any, or, to the extent permitted by Law, any overdue interest and other amounts hereunder) to the date of such payment, second to the payment of the Principal Amount of this Secured Certificate then due, third, to the payment of Make-Whole Amount, if any, and any other amount due hereunder or under the Trust Indenture, and fourth, the balance, if any, remaining thereafter, to the payment of Principal Amount of this Secured Certificate remaining unpaid in the inverse order of their normal maturity.

            This Secured Certificate is one of the Secured Certificates referred to in the Trust Indenture which have been or are to be issued by the Owner Trustee pursuant to the terms of the Trust Indenture. The Trust Indenture Estate is held by the Indenture Trustee as security, in part, for the Secured Certificates. The provisions of this Secured Certificate are subject to the Trust Indenture. Reference is hereby made to the Trust Indenture and the Participation Agreement for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Secured Certificate and the rights and obligations of the holders of, and the nature and extent of the security for, any other Secured Certificates executed and delivered under the Trust Indenture, as well as for a statement of the terms and conditions of the Trust created by the Trust Indenture, to all of which terms and conditions in the Trust Indenture and the Participation Agreement each holder hereof agrees by its acceptance of this Secured Certificate.

            As provided in the Trust Indenture and subject to certain limitations therein set forth, this Secured Certificate is exchangeable for a like aggregate Principal Amount of Secured Certificates of different authorized denominations, as requested by the holder surrendering the same.

            Prior to due presentment for registration of transfer of this Secured Certificate, the Owner Trustee and the Indenture Trustee shall treat the person in whose name this Secured Certificate is registered as the owner hereof for all purposes whether or not this Secured Certificate be overdue, and neither of the Owner Trustee nor the Indenture Trustee shall be affected by notice to the contrary.

            This Secured Certificate is subject to redemption as provided in Sections 2.10, 2.11 and 2.12 of the Trust Indenture but not otherwise. This Secured Certificate is also subject to assumption by Lessee as provided in
Section 2.13 of the Trust Indenture, to exchange and to purchase by the Owner Participant or the Owner Trustee as provided in Section 2.14 of the Trust Indenture but not otherwise.

            [The indebtedness evidenced by this Secured Certificate is, to the extent and in the manner provided in the Trust Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Trust Indenture) in respect of [Series A Secured Certificates](1) [Series A and Series B Secured Certificates](2), and this

----------

(1)   To be inserted in the case of a Series B Secured Certificate.

Secured Certificate is issued subject to such provisions. The Certificate Holder of this Secured Certificate, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Indenture Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Trust Indenture and (c) appoints the Indenture Trustee his attorney-in-fact for such purpose.](3)**

            The Owner Trustee shall have the right, on the Reoptimization Date, to modify Schedule I attached hereto subject to the terms and conditions set forth in Section 1(c)(ii) of the Participation Agreement. To give effect to the foregoing the Indenture Trustee shall execute an amendment to this Trust Indenture which shall set forth the new schedule of principal payments and
Schedule I attached hereto shall be amended accordingly. The Indenture Trustee shall deliver such amendments to the Subordination Agent on behalf of the Pass Through Trustee for each of the Pass Through Trusts. To the extent that such amendment of this Trust Indenture occurs later than the Delivery Date, this Trust Indenture, as amended, shall, if required, be duly filed for recordation with the FAA.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee by manual signature, this Secured Certificate shall not be entitled to any benefit under the Trust Indenture or be valid or obligatory for any purpose.

            THIS SECURED CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                      * * *

----------

(2)   To be inserted in the case of a Series C Secured Certificate.

** To be inserted for each Secured Certificate other than any Series A Secured Certificate.

            IN WITNESS WHEREOF, the Owner Trustee has caused this Secured Certificate to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

                                          FIRST SECURITY BANK,
                                          NATIONAL ASSOCIATION,
                                            not in its individual capacity,
                                            but solely as Owner Trustee


                                          By
                                            ------------------------------------
                                            Name:
                                            Title:

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Secured Certificates referred to in the within-mentioned Trust Indenture.

                                          STATE STREET BANK AND TRUST
                                          COMPANY,

                                             not in its individual capacity,
                                             but solely as Indenture Trustee


                                          By
                                            ------------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE I

                        SECURED CERTIFICATES AMORTIZATION

                                              Percentage of
                                            Principal Amount
                 Payment Date                  to be Paid
            -----------------------      -----------------------

                       [SEE SCHEDULE I TO TRUST INDENTURE
                        WHICH IS INSERTED UPON ISSUANCE]

                                      * * *

            SECTION 2.02. Issuance and Terms of Secured Certificates. The Secured Certificates shall be dated the date of issuance thereof, shall be issued in three separate series consisting of Series A, Series B and Series C and in the maturities and principal amounts and shall bear interest as specified in Schedule I hereto. On the date hereof, each Secured Certificate shall be issued to the Pass Through Trustees (or their designee) under the Pass Through Agreements as set forth in Schedule II hereto in connection therewith. The Secured Certificates shall be issued in registered form only. The Secured Certificates shall be issued in denominations of $1,000 and integral multiples thereof, except that one Secured Certificate of each Series may be in an amount that is not an integral multiple of $1,000.

            Each Secured Certificate shall bear interest at the Debt Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on the unpaid Principal Amount thereof from time to time outstanding, payable in arrears on January 2, 1998, and on each July 2 and January 2 thereafter until maturity. The Principal Amount of each Secured Certificate shall be payable on the dates and in the installments equal to the corresponding percentage of the Principal Amount as set forth in Schedule I hereto which shall be attached as Schedule I to the Secured Certificates. Notwithstanding the foregoing, the final payment made under each Secured Certificate shall be in an amount sufficient to discharge in full the unpaid Principal Amount and all accrued and unpaid interest on, and any other amounts due under, such Secured Certificate. Each Secured Certificate shall bear interest at the Past Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any part of the Principal Amount, Make-Whole Amount, if any, and to the extent permitted by applicable law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment under any Secured Certificate becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

            The Owner Trustee agrees to pay to the Indenture Trustee for distribution in accordance with Section 3.04 hereof (a) any and all indemnity amounts received by the Owner Trustee which are payable by Lessee to (i) the Indenture Trustee in its individual capacity, (ii) the Certificate Holders,
(iii) the Subordination Agent, (iv) the Liquidity Provider, or (v) the Pass Through Trustees, in each case pursuant to Section 7 of the Participation Agreement, (b) the Owner Trustee's pro rata share of all amounts owed to the Liquidity Provider by the Subordination Agent under each Liquidity Facility other than amounts due as (i) repayments of the principal of advances thereunder, and (ii) interest on Interest Drawings, Final Drawings and Applied Downgrade Advances (as defined in the Liquidity Facilities) under any Liquidity Facility except to the extent included in Net Interest and Related Charges, and
(c) any and all amounts received by the Owner Trustee which are payable by Lessee under clause (c) or (d) of the definition of Supplemental Rent. As used in this Section, "Owner Trustee's pro rata share" means as of any time:

            (A) with respect to all amounts other than Net Interest and Related Charges, a fraction the numerator of which is the aggregate principal balance then outstanding of the Secured Certificates and the denominator of which is the aggregate principal balance then outstanding of all Equipment Notes, plus

            (B) with respect to all Net Interest and Related Charges (x) if there exists a Payment Default under any Secured Certificate a fraction, the numerator of which is the aggregate principal balance then outstanding of the Secured Certificates and the denominator of which is the aggregate principal balance then outstanding of all Equipment Notes issued under Indentures under which there exists a Payment Default or (y) at all other times, zero.

As used in this Section, "Net Interest and Related Charges" means the sum of (i) the amount, if any, by which interest payable to the Liquidity Provider on any Interest Drawing, Final Drawing and/or Applied Downgrade Advance (as defined in the Liquidity Facilities) exceeds the amount which would be payable if such drawings bore interest at the Designated Interest Rate plus (ii) any amounts payable under Section 3.1, Section 3.2, Section 3.3 or Section 7.7 of each Liquidity Facility (or similar provisions of any succeeding Liquidity Facility) which result from any Interest Drawing, Final Drawing or Applied Downgrade Advance (as defined in the Liquidity Facilities). As used in this Section "Designated Interest Rate" means the weighted average Past Due Rate (as defined in the applicable Indentures) except with respect to that portion of any Final Drawing (or Applied Downgrade Advance which becomes a Final Drawing) which remains in a Cash Collateral Account, Designated Interest Rate means the weighted average Investment Earnings of funds in the Cash Collateral Accounts. As used in this Section, a Payment Default when used in connection with a Secured Certificate or Equipment Note means a default in the payment of principal thereof or interest thereon which has not been cured other than solely because of acceleration. The following terms are used in this Section as defined in the Intercreditor Agreement without regard to any amendment, modification or supplement thereto after the Closing Date: Cash Collateral Account, Equipment Notes, Final Drawing, Indentures, Interest Drawing and Investment Earnings.

            The Secured Certificates shall be executed on behalf of the Owner Trustee by its President or one of its Vice Presidents, Assistant Vice Presidents or Assistant Secretaries or other authorized officer. Secured Certificates bearing the signatures of individuals who were at any time the proper officers of the Owner Trustee shall bind the Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Secured Certificates or did not hold such offices at the respective dates of such Secured Certificates. The Owner Trustee may from time to time execute and deliver Secured Certificates with respect to the Aircraft to the Indenture Trustee for authentication upon original issue and such Secured Certificates shall thereupon be authenticated and delivered by the Indenture Trustee upon the written request of the Owner Trustee signed by a Vice President or Assistant Vice President or other authorized officer of the Owner Trustee; provided, however, that each such request shall specify the aggregate Principal Amount of all Secured Certificates to be authenticated hereunder on original issue with respect to the Aircraft. No Secured Certificate shall be secured by or entitled to any benefit under this Trust Indenture or be valid or obligatory for any purposes, unless there appears on such Secured Certificate a certificate of authentication in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized officers and such certificate upon any Secured Certificates shall be conclusive evidence, and the only evidence, that such Secured Certificate has been duly authenticated and delivered hereunder.

            SECTION 2.03. Payments from Trust Indenture Estate Only. (a) Without impairing any of the other rights, powers, remedies, privileges, liens or security interests of the Certificate Holders under this Trust Indenture, each Certificate Holder, by its acceptance of a Secured Certificate, agrees that as between it and the Owner Trustee, except as expressly provided in this Trust Indenture, the Participation Agreement or any other Operative Document, (i) the obligation to make all payments of the Principal Amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to the Secured Certificates, and the performance by the Owner Trustee of every obligation or covenant contained in this Trust Indenture and in the Participation Agreement or any of the other Operative Documents, shall be payable only from the income and proceeds from the Trust Estate to the extent included in the Trust Indenture Estate and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Trust Estate to the extent included in the Trust Indenture Estate to enable the Indenture Trustee to make such payments in accordance with the terms of Article III hereof, and all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Trust Indenture and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate; therefore, anything contained in this Trust Indenture or such other agreements to the contrary notwithstanding (except for any express provisions or representations that the Owner Trustee is responsible for, or is making, in its individual capacity, for which there would be personal liability of the Owner Trustee), no recourse shall be had with respect to this Trust Indenture or such other agreements against the Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling Person or Persons of any of them, and (ii) none of the Owner Trustee, in its individual capacity, the Owner Participant, the Indenture Trustee and any officer, director, trustee, servant, employee, agent or direct or indirect parent or controlling Person or Persons of any of them shall have any personal liability for any amounts payable, or other obligation owed, hereunder, under the Participation Agreement or any of the other Operative Documents or under the Secured Certificates except as expressly provided herein or in the Participation Agreement; provided, however, that nothing contained in this Section 2.03(a) shall be construed to limit the exercise and enforcement in accordance with the terms of this Trust Indenture or such other agreements of rights and remedies against the Trust Estate. These provisions are not intended as any release or discharge of the indebtedness represented by the Secured Certificates and the Trust Indenture, but are intended only as a covenant not to sue the Owner Participant, the Owner Trustee or the Indenture Trustee in their individual capacities, except as expressly provided herein or in the Participation Agreement, for a deficiency with respect to such indebtedness, the indebtedness represented by this Trust Indenture and the Secured Certificates to remain in full force and effect as fully as though these provisions were not contained in this Trust Indenture. The Owner Trustee hereby acknowledges that the Certificate Holders have expressly reserved all their rights and remedies against the Trust Indenture Estate, including the right, in the event of a default in the payment of all or part of the Principal Amount of, interest on, Make-Whole Amount, if any, or any other amount due with respect to any Secured Certificate within the periods provided for in Section 4.02(b) hereof, or upon the occurrence and continuation of any other Event of Default under this Trust Indenture, to foreclose upon this Trust Indenture, and/or to receive the proceeds from the Trust Indenture Estate and otherwise to enforce any other right under this Trust Indenture. Nothing in this Section 2.03(a) shall (x) release the Owner Participant from personal liability, or constitute a covenant not to sue the Owner Participant, for any breach by it of any of its covenants, representations or warranties contained in the Participation Agreement or for any of the payments it has agreed to make pursuant to the Participation Agreement or (y) release the Owner Trustee or constitute a covenant not to sue the Owner Trustee for any breach by it of any representations, warranties or covenants of the Owner Trustee contained in the Operative Documents or (z) release the Owner Trustee in its individual capacity from personal liability, or constitute a covenant not to sue the Owner Trustee in its individual capacity for any breach by it of any representations, warranties or covenants of the Owner Trustee made in its individual capacity in the Operative Documents.

            (b) If (i) all or any part of the Trust Estate becomes the property of, or the Owner Trustee or Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code, (ii) pursuant to such reorganization provisions, including Section 1111(b) of the Bankruptcy Code, the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to any Certificate Holder or the Indenture Trustee, directly or indirectly (other than the recourse liability of the Owner Trustee

(in its individual capacity), to make payment on account of any amount payable as principal, Make-Whole Amount, if any, interest or other amounts on the Secured Certificates or under this Indenture and (iii) any Certificate Holder or the Indenture Trustee actually receives any Excess Amount (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of clause (ii) above, then such Certificate Holder or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Trustee (in its individual capacity) or the Owner Participant (whichever shall have made such payment) such Excess Amount.

            For purposes of this Section 2.03(b), "Excess Amount" means the amount by which such payment exceeds the amount that would have been received by a Certificate Holder or the Indenture Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this
Section 2.03(b) shall prevent a Certificate Holder or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under the Participation Agreement or this Trust Indenture (and any exhibits or annexes hereto or thereto) or by separate agreement or from retaining any amount paid by Owner Participant under Section 2.14 or 4.03 hereof.

            SECTION 2.04. Method of Payment. (a) The Principal Amount of, interest on, Make-Whole Amount, if any, and other amounts due under each Secured Certificate or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 12:00 noon, New York City time, on the due date of payment to the Indenture Trustee at the Corporate Trust Office for distribution among the Certificate Holders in the manner provided herein. The Owner Trustee shall not have any responsibility for the distribution of such payment to any Certificate Holder. Notwithstanding the foregoing or any provision in any Secured Certificate to the contrary, the Indenture Trustee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Certificate Holder (with a copy to the Owner Trustee), all amounts paid by the Owner Trustee hereunder and under such holder's Secured Certificate or Secured Certificates to such holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Trust Indenture) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 2:00 p.m., New York City time, on the due date of payment, to an account maintained by such holder with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If the Indenture Trustee shall fail to make any such payment as provided in the immediately preceding sentence after its receipt of funds at the place and prior to the time specified above, the Indenture Trustee, in its individual capacity and not as trustee, agrees to compensate such holders for loss of use of funds at the Debt Rate until such payment is made and the Indenture Trustee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Secured Certificate, except that, in the case of the final payment in respect of any Secured Certificate, such Secured Certificate shall be surrendered to the Indenture Trustee for cancellation promptly after such payment. Notwithstanding any other provision of this Trust Indenture to the contrary, the Indenture Trustee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Indenture Trustee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 12:00 noon, New York City time, at the place of payment. Prior to the due presentment for registration of transfer of any Secured Certificate, the Owner Trustee and the Indenture Trustee shall deem and treat the Person in whose name any Secured Certificate is registered on the Secured Certificate Register as the absolute owner and holder of such Secured Certificate for the purpose of receiving payment of all amounts payable with respect to such Secured Certificate and for all other purposes, and none of the Owner Trustee or the Indenture Trustee shall be affected by any notice to the contrary. So long as any signatory to the Participation Agreement or nominee thereof shall be a registered Certificate Holder, all payments to it shall be made to the account of such Certificate Holder specified in Schedule I thereto and otherwise in the manner provided in or pursuant to the Participation Agreement unless it shall have specified some other account or manner of payment by notice to the Indenture Trustee consistent with this Section 2.04.

            (b) The Indenture Trustee, as agent for the Owner Trustee, shall exclude and withhold at the appropriate rate from each payment of Principal Amount of, interest on, Make-Whole Amount, if any, and other amounts due hereunder or under each Secured Certificate (and such exclusion and withholding shall constitute payment in respect of such Secured Certificate) any and all United States withholding taxes applicable thereto as required by Law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Secured Certificates, to withhold such amounts (and such withholding shall constitute payment in respect of such Secured Certificate) and timely pay the same to the appropriate authority in the name of and on behalf of the Certificate Holders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Certificate Holder (with a copy to the Owner Trustee and Lessee) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Certificate Holder may reasonably request from time to time.

            If a Certificate Holder which is a Non-U.S. Person has furnished to the Indenture Trustee a properly completed and currently effective U.S. Internal Revenue Service Form 1001 or W-8 (or such successor form or forms as may be required by the United States Treasury Department) during the calendar year in which the payment hereunder or under the Secured Certificate(s) held by such holder is made (but prior to the making of such payment), or in either of the two preceding calendar years, and has not notified the Indenture Trustee of the withdrawal or inaccuracy of such form prior to the date of such payment (and the Indenture Trustee has no reason to know that any information set forth in such form is inaccurate), the Indenture Trustee shall withhold only the amount, if any, required by Law (after taking into account any applicable exemptions claimed by the Certificate Holder) to be withheld from payments hereunder or under the Secured Certificates held by such holder in respect of United States federal income tax (and such withholding shall constitute payment in respect of such

Secured Certificate). If a Certificate Holder (x) which is a Non-U.S. Person has furnished to the Indenture Trustee a properly completed and currently effective U.S. Internal Revenue Service Form 4224 in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to avoid withholding of United States federal income tax), during the calendar year in which the payment is made (but prior to the making of such payment), and has not notified the Indenture Trustee of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and the Indenture Trustee has no reason to know that any information set forth in such form is inaccurate) or (y) which is a U.S. Person has furnished to the Indenture Trustee a properly completed and currently effective U.S. Internal Revenue Service Form W-9, if applicable, prior to a payment hereunder or under the Secured Certificates held by such holder, no amount shall be withheld from payments in respect of United States federal income tax. If any Certificate Holder has notified the Indenture Trustee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if such holder has not filed a form claiming an exemption from United States withholding tax or if the Code or the regulations thereunder or the administrative interpretation thereof are at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Secured Certificates held by such holder, the Indenture Trustee agrees to withhold from each payment due to the relevant Certificate Holder withholding taxes at the appropriate rate under Law and will, on a timely basis as more fully provided above, deposit such amounts with an authorized depository and make such returns, statements, receipts and other documentary evidence in connection therewith as required by applicable law.

            SECTION 2.05. Application of Payments. In the case of each Secured Certificate, each payment of Principal Amount, Make-Whole Amount, if any, and interest or other amounts due thereon shall be applied:

            First: to the payment of accrued interest on such Secured Certificate (as well as any interest on any overdue Principal Amount, any overdue Make-Whole Amount, if any, and to the extent permitted by Law, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

            Second: to the payment of the Principal Amount of such Secured Certificate (or a portion thereof) then due thereunder;

            Third: to the payment of Make-Whole Amount, if any, and any other amount due hereunder or under such Secured Certificate; and

            Fourth: the balance, if any, remaining thereafter, to the payment of the Principal Amount of such Secured Certificate remaining unpaid (provided that such Secured Certificate shall not be subject to redemption except as provided in Sections 2.10, 2.11 and 2.12 hereof).

The amounts paid pursuant to clause "Fourth" above shall be applied to the installments of Principal Amount of such Secured Certificate in the inverse order of their normal maturity.

            SECTION 2.06. Termination of Interest in Trust Indenture Estate. A Certificate Holder shall not, as such, have any further interest in, or other right with respect to, the Trust Indenture Estate when and if the Principal Amount of, Make-Whole Amount, if any, and interest on and other amounts due under all Secured Certificates held by such Certificate Holder and all other sums then payable to such Certificate Holder hereunder and under the other Operative Documents by the Owner Trustee (collectively, the "Secured Obligations") shall have been paid in full.

            SECTION 2.07. Registration, Transfer and Exchange of Secured Certificates. The Indenture Trustee shall keep a register (the "Secured Certificate Register") in which the Indenture Trustee shall provide for the registration of Secured Certificates and the registration of transfers of Secured Certificates. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Secured Certificate Register shall be kept at the Corporate Trust Office of the Indenture Trustee. The Indenture Trustee is hereby appointed "Secured Certificate Registrar" for the purpose of registering Secured Certificates and transfers of Secured Certificates as herein provided. A holder of any Secured Certificate intending to exchange such Secured Certificate shall surrender such Secured Certificate to the Indenture Trustee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Secured Certificate, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any Secured Certificate, the Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Secured Certificates of a like aggregate Principal Amount and of the same series. At the option of the Certificate Holder, Secured Certificates may be exchanged for other Secured Certificates of any authorized denominations of a like aggregate Principal Amount, upon surrender of the Secured Certificates to be exchanged to the Indenture Trustee at the Corporate Trust Office. Whenever any Secured Certificates are so surrendered for exchange, the Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver, the Secured Certificates which the Certificate Holder making the exchange is entitled to receive. All Secured Certificates issued upon any registration of transfer or exchange of Secured Certificates (whether under this Section 2.07 or under Section 2.08 hereof or otherwise under this Trust Indenture) shall be the valid obligations of the Owner Trustee evidencing the same respective obligations, and entitled to the same security and benefits under this Trust Indenture, as the Secured Certificates surrendered upon such registration of transfer or exchange. Every Secured Certificate presented or surrendered for registration of transfer, shall (if so required by the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Certificate Holder or such holder's attorney duly authorized in writing, and the Indenture Trustee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act, and the securities Laws of any applicable state. The Indenture Trustee shall make a notation on each new Secured Certificate of the amount of all payments of Principal Amount previously made on the old Secured Certificate or Secured Certificates with respect to which such new Secured Certificate is issued and the date to which interest on such old Secured Certificate or Secured Certificates has been paid. Interest shall be deemed to have been paid on such new Secured Certificate to the date on which interest shall have been paid on such old Secured Certificate, and all payments of the Principal Amount marked on such new Secured Certificate, as provided above, shall be deemed to have been made thereon. The Owner Trustee shall not be required to exchange any surrendered Secured Certificates as provided above during the ten-day period preceding the due date of any payment on such Secured Certificate. The Owner Trustee shall in all cases deem the Person in whose name any Secured Certificate shall have been issued and registered as the absolute owner and holder of such Secured Certificate for the purpose of receiving payment of all amounts payable by the Owner Trustee with respect to such Secured Certificate and for all purposes until a notice stating otherwise is received from the Indenture Trustee and such change is reflected on the Secured Certificate Register. The Indenture Trustee will promptly notify the Owner Trustee, the Owner Participant and Lessee of each registration of a transfer of a Secured Certificate. Any such transferee of a Secured Certificate, by its acceptance of a Secured Certificate, agrees to the provisions of the Participation Agreement applicable to Certificate Holders, including Sections 6, 8(c), 8(e), 8(k), 8(l), 8(q), 8(r), 8(t), 10, 13(b), 13(c), 15(b) and 15(c), and
shall be deemed to have represented and warranted (except as provided above), and covenanted, to the parties to the Participation Agreement as to the matters represented, warranted and covenanted by the Purchasers in the Participation Agreement. Subject to compliance by the Certificate Holder and its transferee (if any) of the requirements set forth in this Section 2.07, the Indenture Trustee and the Owner Trustee shall use all reasonable efforts to issue new Secured Certificates upon transfer or exchange within 10 Business Days of the date a Secured Certificate is surrendered for transfer or exchange.

            SECTION 2.08. Mutilated, Destroyed, Lost or Stolen Secured Certificates. If any Secured Certificate shall become mutilated, destroyed, lost or stolen, the Owner Trustee shall, upon the written request of the holder of such Secured Certificate, execute and the Indenture Trustee shall authenticate and deliver in replacement thereof a new Secured Certificate, payable in the same Principal Amount dated the same date and captioned as issued in connection with the Aircraft. If the Secured Certificate being replaced has become mutilated, such Secured Certificate shall be surrendered to the Indenture Trustee and a photocopy thereof shall be furnished to the Owner Trustee. If the Secured Certificate being replaced has been destroyed, lost or stolen, the holder of such Secured Certificate shall furnish to the Owner Trustee, the Owner Participant and the Indenture Trustee such security or indemnity as may be required by them to save the Owner Trustee, the Owner Participant and the Indenture Trustee harmless and evidence satisfactory to the Owner Trustee, the Owner Participant and the Indenture Trustee of the destruction, loss or theft of such Secured Certificate and of the ownership thereof. If a "qualified institutional buyer" of the type referred to in paragraph (a)(l)(i)(A), (B), (D) or (E) of Rule 144A under the Securities Act (a "QIB") is the holder of any such destroyed, lost or stolen Secured Certificate, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to Lessee, the Owner Participant, the Owner Trustee and the Indenture Trustee shall be accepted as satisfactory indemnity and security and no further indemnity or security shall be required as a condition to the execution and delivery of such new Secured Certificate. Subject to compliance by the Certificate Holder of the requirements set forth in this
Section 2.08, the Indenture Trustee and the Owner Trustee shall use all reasonable efforts to issue new Secured Certificates within 10 Business Days of the date of the written request therefor from the Certificate Holder.

            SECTION 2.09. Payment of Expenses on Transfer; Cancellation. (a) No service charge shall be made to a Certificate Holder for any registration of transfer or exchange of Secured Certificates, but the Indenture Trustee, as Secured Certificate Registrar, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Secured Certificates.

            (b) The Indenture Trustee shall cancel all Secured Certificates surrendered for replacement, redemption, transfer, exchange, payment or cancellation and shall destroy the canceled Secured Certificates.

            SECTION 2.10. Mandatory Redemptions of Secured Certificates. (a) On the date on which Lessee is required pursuant to Section 10(a)(i) of the Lease to make payment for an Event of Loss with respect to the Aircraft, all of the Secured Certificates shall be redeemed in whole at a redemption price equal to 100% of the unpaid Principal Amount thereof, together with all accrued interest thereon to the date of redemption and all other amounts payable hereunder or under the Participation Agreement to the Certificate Holders but without Make-Whole Amount.

            (b) If the Lease is terminated with respect to the Aircraft by Lessee pursuant to Section 9 or Section 19(d) thereof and Lessee shall not have assumed all of the obligations of the Owner Trustee hereunder pursuant to
Section 2.13 and to Section 8(x) of the Participation Agreement, on the date the Lease is so terminated all the Secured Certificates shall be redeemed in whole at a redemption price equal to 100% of the unpaid Principal Amount thereof, together with accrued interest thereon to the date of redemption and all other amounts payable hereunder or under the Participation Agreement to the Certificate Holders plus Make-Whole Amount, if any.

            (c) If the Manufacturer Delivery has not occurred on or prior to the Prepayment Date, all of the Secured Certificates shall be redeemed in whole at a redemption price equal to 100% of the unpaid Principal Amount thereof, together with all accrued interest thereon to the date of redemption and all other amounts payable hereunder or under the Participation Agreement to the Certificate Holders but without Make-Whole Amount, as contemplated by Section
2.19 and Section 18(c) of the Participation Agreement.

            (d) If (i) the Manufacturer Delivery shall have occurred, (ii) the Delivery Date shall not have occurred on or prior to the Cut-Off Date and (iii) Lessee shall not have assumed the Secured Certificates by the Determination Date, all of the Secured Certificates shall be redeemed in whole at a redemption price equal to 100% of the unpaid Principal Amount thereof, together with all accrued interest thereon to the date of redemption and all other amounts payable hereunder or under the Participation Agreement to the Certificate Holders but without Make-Whole Amount, as contemplated by Section 2.19 and Section 18(d) of the Participation Agreement.

            (e) If (i) a Triggering Event shall have occurred on or prior to the Prepayment Date, (ii) the Delivery Date shall not have occurred and (iii) Lessee shall not have assumed the Secured Certificates, all of the Secured Certificates shall be redeemed in whole at a redemption price equal to 100% of the unpaid Principal Amount thereof, together with all accrued interest thereon to the date of redemption and all other amounts payable hereunder or under the Participation Agreement to the Certificate Holders but without Make-Whole Amount, as contemplated by Section 2.19 and Section 18(e) of the Participation Agreement.

            (f) With respect to Series C Secured Certificates only, the Series C Secured Certificates shall be redeemed in part at a redemption price equal to 100% of the unpaid Principal Amount thereof, together with all accrued interest thereon to the date of redemption and all other amounts payable hereunder or under the Participation Agreement to the Certificate Holders but without Make-Whole Amount, as provided in Section 1(c)(ii) of the Participation Agreement.

            SECTION 2.11. Voluntary Redemptions of Secured Certificates. Any or all of the Secured Certificates may be redeemed by the Owner Trustee in connection with a transaction described in, and subject to the terms and conditions of, Section 17 of the Participation Agreement upon at least 30 days' revocable prior written notice to the Indenture Trustee and the Certificate Holders, and the Secured Certificates shall, as provided in Section 17 of the Participation Agreement, be redeemed in whole at a redemption price equal to 100% of the unpaid Principal Amount thereof, together with accrued interest thereon to the date of redemption and all other amounts payable hereunder or under the Participation Agreement to the Certificate Holders plus Make-Whole Amount, if any.

            SECTION 2.12. Redemptions; Notice of Redemption. (a) Neither any redemption of any Secured Certificate nor any purchase by the Owner Trustee of any Secured Certificate may be made except to the extent and in the manner expressly permitted by this Trust Indenture. No purchase of any Secured Certificate may be made by the Indenture Trustee. In the case of a redemption of the Secured Certificates pursuant to Section 2.10(c) above, the Secured Certificates shall be redeemed on the 15th day following the Prepayment Date. In the case of a redemption of the Secured Certificates pursuant to Section 2.10(d) above, the Secured Certificates shall be redeemed on the 15th day following the Determination Date. In the case of a redemption of the Secured Certificates pursuant to Section 2.10(e) above, the Secured Certificates shall be redeemed on the 15th day following the date of occurrence of the applicable Triggering Event. In the case of a redemption of the Series C Secured Certificates pursuant to Section 2.10(f) above, the amount of such Series C Secured Certificates to be redeemed shall be redeemed on the Reoptimization Date.

            (b) Notice of redemption or purchase with respect to the Secured Certificates shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the applicable redemption date, to each Certificate Holder of such Secured Certificates to be redeemed or purchased, at such Certificate Holder's address appearing in the Secured Certificate Register; provided that, in the case of a redemption to be made pursuant to Section 2.10(b) or Section 2.11, such notice shall be revocable and shall be deemed revoked in the event that the Lease does not in fact terminate on the specified termination date or if notice of such redemption shall have been given in connection with a refinancing of Secured Certificates and the Indenture Trustee receives written notice of such revocation from Lessee or the Owner Trustee not later than three days prior to the redemption date. All notices of redemption shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Secured Certificate, and that, if any such Secured Certificates are then outstanding, interest on such Secured Certificates shall cease to accrue on and after such redemption date, and (4) the place or places where such Secured Certificates are to be surrendered for payment of the redemption price.

            (c) On or before the redemption date, the Owner Trustee (or any person on behalf of the Owner Trustee) shall, to the extent an amount equal to the redemption price for the Secured Certificates to be redeemed or purchased on the redemption date shall not then be held in the Trust Indenture Estate, deposit or cause to be deposited with the Indenture Trustee by 12:00 noon on the redemption date in immediately available funds the redemption price of the Secured Certificates to be redeemed or purchased.

            (d) Notice of redemption or purchase having been given as aforesaid (and not deemed revoked as contemplated in the proviso to Section 2.12(b)), the Secured Certificates to be redeemed or purchased shall, on the redemption date, become due and payable at the Corporate Trust Office of the Indenture Trustee or at any office or agency maintained for such purposes pursuant to Section 2.07, and from and after such redemption date (unless there shall be a default in the payment of the redemption price) any such Secured Certificates then outstanding shall cease to bear interest. Upon surrender of any such Secured Certificate for redemption or purchase in accordance with said notice, such Secured Certificate shall be redeemed at the redemption price. If any Secured Certificate called for redemption or purchase shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable redemption date at the interest rate in effect for such Secured Certificate as of such redemption date.

            SECTION 2.13. Assumption of Secured Certificates by Lessee. If, in accordance with Section 1(e)(i) or Section 8(x) of the Participation Agreement and subject to the provisions of Section 8(o) thereof, Lessee shall assume (on a full recourse basis) all of the obligations of the Owner Trustee hereunder, under the Secured Certificates and all other Operative Documents by supplemental indenture satisfactory to the Indenture Trustee (which shall contain (i) the provisions substantially similar to Sections 6, 7, 8, 10, 11 and 12 of the Lease and (ii) other provisions necessary or advisable to effectuate such assumption), then upon delivery of such supplemental indenture, payment by Lessee of all expenses (including reasonable fees and expenses of counsel) for the Owner Trustee and the Owner Participant, delivery by the Guarantor of a guarantee of the Secured Certificates and other amounts owing to the Certificate Holders substantially in the form of the Guarantee, and delivery of an opinion of counsel for Lessee that such assumption has been duly and validly effected, the Owner Trustee shall be released and discharged from any further obligations hereunder and under the Secured Certificates and all other Operative Documents and the Owner Participant shall be released and discharged from any further obligations under the Participation Agreement and any other Operative Document to which it is a party, except with respect to any such obligations that accrued prior thereto.

            SECTION 2.14. Option to Purchase Secured Certificates. Either the Owner Trustee or the Owner Participant may, upon the events and subject to the terms and conditions and for the price set forth in this Section 2.14, purchase all but not less than all of the Secured Certificates outstanding hereunder, and each Certificate Holder agrees that it will, upon such events and subject to such terms and conditions and upon receipt of such price, sell, assign, transfer and convey to such purchaser or its nominee (without recourse or warranty of any kind except as to its title to the Secured Certificates and except against Liens on such Secured Certificates arising by, through or under such holder), all of the right, title and interest of such Certificate Holder in and to the Trust Indenture Estate, this Trust Indenture and the Secured Certificates held by it, and such purchaser or its nominee shall assume all of such holder's obligations under the Participation Agreement and hereunder.

            Such option to purchase the Secured Certificates may be exercised by the Owner Trustee or the Owner Participant upon any of the following events, and, in any such event, the purchase price thereof shall equal for each Secured Certificate the aggregate unpaid Principal Amount thereof, plus accrued and unpaid interest thereon to the date of purchase and all other amounts (other than the Make-Whole Amount, except as provided in the next sentence) then payable hereunder or under the Participation Agreement to the holder thereof. Such option to purchase the Secured Certificates may be exercised: (i) upon an Indenture Trustee Event or (ii) in the event there shall have occurred and be continuing a Lease Event of Default, provided that if such option is exercised pursuant to this clause (ii) at a time when there shall have occurred and be continuing for less than 180 days a Lease Event of Default, the purchase price thereof shall equal the price provided in the preceding sentence plus the Make-Whole Amount, if any.

            Such option to purchase the Secured Certificates may be exercised by the Owner Trustee or the Owner Participant giving written notice of its election of such option to the Indenture Trustee, which notice shall specify a date for such purchase not more than 30 days or less than 15 days after the date of such notice. The Indenture Trustee shall not exercise any of the remedies hereunder or, without the consent of the Owner Trustee or the Owner Participant, under the Lease, during the period from the time that a notice of exercise by the Owner Participant of such option to purchase becomes irrevocable until the date on which such purchase is required to occur pursuant to the terms of the preceding sentence. Such election to purchase the Secured Certificates shall become irrevocable upon the sixteenth day preceding the date specified in the written notice described in the first sentence of this paragraph.

            If the Owner Trustee or the Owner Participant on or before the date of such purchase shall so request, the Certificate Holders will comply with all the provisions of Section 2.07 to enable new Secured Certificates to be issued to the Owner Trustee or the Owner Participant or its nominee in such denominations as the Owner Trustee or the Owner Participant shall request. All taxes, charges and expenses required pursuant to Section 2.09 in connection with the issuance of such new Secured Certificate shall be borne by the Owner Participant.

            SECTION 2.15. Subordination. (a) The Owner Trustee and, by acceptance of its Secured Certificates of any Series, each Certificate Holder of such Series, hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Certificate Holder of such Series, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in Section 4.02(g) hereof, except as expressly provided in Article III hereof.

            (b) By the acceptance of its Secured Certificates of any Series (other than Series A), each Certificate Holder of such Series agrees that in the event that such Certificate Holder, in its capacity as a Certificate Holder, shall receive any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this Section 2.15 or
Article III hereof, it will hold any amount so received in trust for the Senior Holder (as defined in Section 2.15(c) hereof) and will forthwith turn over such payment to the Indenture Trustee in the form received to be applied as provided in Article III hereof.

            (c) As used in this Section 2.15, the term "Senior Holder" shall mean, (i) the Certificate Holders of Series A until the Secured Obligations in respect of Series A Secured Certificates have been paid in full and (ii) after the Secured Obligations in respect of Series A Secured Certificates have been paid in full, the Certificate Holders of Series B until the Secured Obligations in respect of Series B Secured Certificates have been paid in full.

            SECTION 2.16. Establishment of Collateral Account. (a) The Indenture Trustee shall, pursuant to the Collateral Account Control Agreement, establish, or cause to be established, with, State Street Bank and Trust Company, who shall represent and warrant that it is a financial intermediary (as defined in Section 8-313(4) of the Massachusetts Uniform Commercial Code), in its name as secured party hereunder an Eligible Deposit Account entitled "State Street Bank and Trust Company, as secured party under the Trust Indenture and Security Agreement [NW 1997 J] dated as of September 25, 1997, with the Owner Trustee referred to therein".

            (b) If at any time the Collateral Account ceases to be an Eligible Deposit Account, the Indenture Trustee shall within two (2) Business Days, establish a new Collateral Account meeting the conditions specified in the definition of Eligible Deposit Account, and shall transfer any cash or any investments in the Collateral Account to such new Collateral Account.

            (c) The Indenture Trustee shall have exclusive dominion and control of the Collateral Account and all funds therein, and shall make withdrawals from the Collateral Account only in accordance with this Trust Indenture.

            (d) The Collateral Account Control Agreement shall require State Street Bank and Trust Company to send confirmation to the Indenture Trustee and Lessee that it has credited the Cash Equivalents to the Collateral Account and to make appropriate entries on its books identifying the Cash Equivalents as pledged to the Indenture Trustee.

            SECTION 2.17. Investment of Funds on Deposit in the Collateral Account. (a) Funds deposited in the Collateral Account shall be invested and reinvested by the Indenture Trustee, subject to Section 18 of the Participation Agreement, at the risk of the Owner Trustee, in Cash Equivalents selected by Lessee and approved by the Indenture Trustee for the account of the Owner Trustee in accordance with Section 2.17(b) below; provided, however, that if Cash Equivalents meeting the requirements of Section 2.17(b) are not available on any day on which funds are to be invested as contemplated by the preceding provisions of this Section 2.17(a), the Indenture Trustee may leave such funds in the Collateral Account uninvested until the earliest of (i) the date on which an appropriate Cash Equivalent becomes available, (ii) the Delivery Date, (iii) the date of assumption by Lessee of the Secured Certificates and (iv) the date of redemption of the Secured Certificates pursuant to Section 2.10(c), (d) or
(e) hereof. The Indenture Trustee shall maintain possession of the negotiable instruments or securities, if any, evidencing such Cash Equivalents and, in the case of any Cash Equivalents in book-entry form, such Cash Equivalents shall be credited to an account of the Indenture Trustee or a financial intermediary with the applicable Federal Reserve Bank; provided, however, if the account is credited to the financial intermediary, the financial intermediary shall make written confirmation thereof to the Indenture Trustee and make an appropriate entry on its books identifying the Cash Equivalents as pledged to the Indenture Trustee. All proceeds of and any income, interest and other payments and distributions on or with respect to any Cash Equivalents shall be deposited in or credited to the Collateral Account and thereafter shall be held, invested and applied by the Indenture Trustee in accordance with this Trust Indenture. The Indenture Trustee shall promptly notify the Owner Trustee and Lessee of any Losses.

            (b) On the Certificate Closing Date, the Indenture Trustee shall invest the amount deposited in the Collateral Account pursuant to Section 1(a) of the Participation Agreement in Cash Equivalents selected by Lessee and approved by the Indenture Trustee for the account of the Owner Trustee which mature on or prior to May 31, 1998. If the Delivery Date is postponed pursuant to Section 1(d)(ii)) or Section 1(e) of the Participation Agreement, the proceeds of the Cash Equivalents referred to in the preceding sentence may be invested in Cash Equivalents which mature on the rescheduled Delivery Date. If no Delivery Date occurs, then any Cash Equivalent shall mature no later than the 15th day after the Cut-Off Date.

            (c) If for any reason the Indenture Trustee shall be required to make any distributions of the Liquid Collateral prior to the maturity date of any Cash Equivalent, the Indenture Trustee shall cause the same to be sold in accordance with standard commercial practices, and Lessee, for the account of the Owner Trustee, shall forthwith compensate the Indenture Trustee for any Losses as provided in Section 18(a) of the Participation Agreement.

            (d) Pursuant to Section 18(b) of the Participation Agreement, interest payable on the Certificates during the period in which funds are on deposit in the Collateral Account shall be paid by Lessee.

            SECTION 2.18. Release of Debt Portion and Lien on the Collateral Account and the Liquid Collateral on Delivery Date. (a) Subject to the satisfaction or waiver of the conditions precedent to the Indenture Trustee's obligations set forth in Section 5(a) of the Participation Agreement, on the Delivery Date, the Indenture Trustee shall release from the Collateral Account an amount of Liquid Collateral, equal to the lesser of (A) the Debt Portion and
(B) the amount actually in the Collateral Account on the Delivery Date. Such amount so released shall be used to finance a portion of Lessor's Cost as contemplated by Section 1(d)(i) of the Participation Agreement. Any amount remaining in the Collateral Account after such release (net of any uncompensated Losses) shall be remitted by the Indenture Trustee to Lessee pursuant to Section 18(f) of the Participation Agreement.

            (b) The Lien of this Trust Indenture on the Collateral Account and the Liquid Collateral shall terminate (i) on the Delivery Date following the transfer of amounts described in Section 1(d)(i) of the Participation Agreement,
(ii) on the date of assumption by Lessee of the Secured Certificates or (iii) on the date of redemption of the Secured Certificates pursuant to Section 2.10(c), 2.10(d) or 2.10(e) hereof.

            SECTION 2.19. Release of Collateral Account. In the case of a redemption under Section 2.10(c), 2.10(d) or Section 2.10(e) hereof, the Indenture Trustee shall release from the Collateral Account all amounts held in the Collateral Account on such date. Such amount so released, together with the amount of any Losses received from Lessee pursuant to Sections 18(a), 18(c), 18(d) and 18(e) of the Participation Agreement, shall be applied to pay amounts due under Section 2.12(a) hereof on the 15th day following the Prepayment Date (in the case of a redemption under Section 2.10(c)), on the 15th day after the Determination Date (in the case of a redemption under Section 2.10(d)), or the 15th day following the date of occurrence of a Triggering Event (in the case of a redemption under Section 2.10(e)), as the case may be, and any amount (net of any uncompensated Losses) remaining after such release and application shall be remitted by the Indenture Trustee to the Lessee. In the case of an assumption of the Secured Certificates by Lessee pursuant to Section 1(e)(i) of the Participation Agreement, the Indenture Trustee shall release from the Collateral Account all amounts (net of any uncompensated Losses) held in the Collateral Account on such date to Lessee.

            SECTION 2.20. Reoptimization. The Owner Trustee shall have the right, on the Reoptimization Date, to modify the schedule of principal payments of the Certificates subject to the terms and conditions set forth in Section 1(c)(ii) of the Participation Agreement. To give effect to the foregoing the Indenture Trustee shall execute an amendment to this Trust Indenture which shall set forth the new schedule of principal payments and Schedule I to each Secured Certificate shall be amended accordingly. The Indenture Trustee shall deliver such amendments to the Subordination Agent on behalf of the Pass Through Trustee for each of the Pass Through Trusts. To the extent that such amendment of this Trust Indenture occurs later than the Delivery Date, this Trust Indenture, as amended, shall, if required, be duly filed for recordation with the FAA.

            SECTION 2.21. No Make-Whole Amount. Notwithstanding the provisions of Section 2.10(b), Section 2.11, Section 2.13 and any other provision of this Trust Indenture, no

Make-Whole Amount shall be payable in connection with the redemption or purchase of the Secured Certificates of any Series if such redemption or purchase occurs on or after the Make-Whole Termination Date for such Series.

                                   ARTICLE III

                    RECEIPT, DISTRIBUTION AND APPLICATION OF
                     INCOME FROM THE TRUST INDENTURE ESTATE

            SECTION 3.01. Rent Distribution. Except as otherwise provided in
Section 3.03 hereof, each installment of Basic Rent, any payment of interest on overdue installments of Basic Rent and any payment received by the Indenture Trustee pursuant to Section 4.03 hereof and pursuant to Section 18(b) or 18(c) of the Participation Agreement shall be promptly distributed in the following order of priority:

            First: (i) so much of such installment or payment as shall be required to pay in full the aggregate amount of the payment or payments of Principal Amount and interest and other amounts (as well as any interest on any overdue Principal Amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series A Secured Certificates shall be distributed to the Certificate Holders of Series A ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series A Secured Certificate bears to the aggregate amount of the payments then due under all Series A Secured Certificates;

            (ii) after giving effect to paragraph (i) above, so much of such installment or payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Principal Amount and interest and other amounts (as well as any interest on any overdue Principal Amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series B Secured Certificates shall be distributed to the Certificate Holders of Series B ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series B Secured Certificate bears to the aggregate amount of the payments then due under all Series B Secured Certificates; and

            (iii) after giving effect to paragraph (ii) above, so much of such installment or payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Principal Amount and interest and other amounts (as well as any interest on any overdue Principal Amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series C Secured Certificates shall be distributed to the Certificate Holders of Series C ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series C Secured Certificate bears to the aggregate amount of the payments then due under all Series C Secured Certificates; and

            Second: the balance, if any, of such installment remaining thereafter shall be distributed to the Owner Trustee; provided, however, that if an Event of Default shall have occurred and be continuing, then such balance shall not be distributed as provided in this clause "Second" but shall be held by the Indenture Trustee as part of the Trust Indenture Estate and invested in accordance with Section 5.09 hereof until whichever of the following shall first occur: (i) all Events of Default shall have been cured or waived, in which event such balance shall be distributed as provided in this clause "Second" without reference to this proviso, (ii)
      Section 3.03 hereof shall be applicable, in which event such balance shall be distributed in accordance with the provisions of such Section 3.03, or
      (iii) the 120th day after the receipt of such payment in which case such payment shall be distributed as provided in this clause "Second" without reference to this proviso.

            SECTION 3.02. Event of Loss; Replacement; Voluntary Termination; Refinancing. Except as otherwise provided in Section 3.03 hereof, any payments received by the Indenture Trustee (i) with respect to the Aircraft as the result of an Event of Loss, (ii) pursuant to a voluntary termination of the Lease pursuant to Section 9 or 19(d) thereof, or (iii) in connection with a refinancing of the Secured Certificates pursuant to Section 17 of the Participation Agreement shall be applied to redemption of the Secured Certificates and to all other amounts payable hereunder or to the Indenture Trustee or any Certificate Holder under the Participation Agreement by applying such funds in the following order of priority:

            First: (a) to reimburse the Indenture Trustee and the Certificate Holders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Lessee, under the Operative Documents and then (b) to pay any other amounts then due to the Indenture Trustee and the Certificate Holders under this Trust Indenture, the Participation Agreement or the Secured Certificates;

            Second: (i) to pay the amounts specified in paragraph (i) of clause "Third" of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series A Secured Certificates;

            (ii) after giving effect to paragraph (i) above, to pay the amounts specified in paragraph (ii) of clause "Third" of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series B Secured Certificates; and

            (iii) after giving effect to paragraph (ii) above, to pay the amounts specified in paragraph (iii) of clause "Third" of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series C Secured Certificates; and

            Third: as provided in clause "Fourth" of Section 3.03 hereof;

provided, however, that if a Replacement Airframe or Replacement Engine shall be substituted for the Airframe or Engine subject to such Event of Loss as provided in Section 10 of the Lease and in accordance with Section 5.06 hereof, any insurance, condemnation or similar proceeds which result from such Event of Loss and are paid over to the Indenture Trustee shall be held by the Indenture Trustee as permitted by Section 6.04 hereof (provided that such moneys shall be invested as provided in Section 5.09 hereof) as additional security for the obligations of Lessee under the Lessee Operative Documents and, unless otherwise applied pursuant to the Lease, such proceeds (and such investment earnings) shall be released to Lessee at Lessee's written request upon the release of such damaged Airframe or Engine and the replacement thereof as provided in the Lease.

            SECTION 3.03. After Event of Default. Except as otherwise provided in Section 3.04 hereof, all payments received and amounts held or realized by the Indenture Trustee (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to Section 15 of the Lease or Article IV hereof) after both an Event of Default shall have occurred and be continuing and the Secured Certificates shall have become due and payable pursuant to
Section 4.04(b) hereof, as well as all payments or amounts then held by the Indenture Trustee as part of the Trust Indenture Estate, shall be promptly distributed by the Indenture Trustee in the following order of priority:

            First: so much of such payments or amounts as shall be required to reimburse the Indenture Trustee for any tax, expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Trust Indenture Estate (all such property being herein called the "Mortgaged Property") pursuant to Section 4.05(b) hereof) incurred by the Indenture Trustee (to the extent not previously reimbursed), the expenses of any sale, taking or other proceeding, reasonable attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee or the Certificate Holders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee or any Certificate Holder, liquidated or otherwise, upon such Event of Default shall be applied by the Indenture Trustee as between itself and the Certificate Holders in reimbursement of such expenses and any other expenses for which the Indenture Trustee or the Certificate Holders are entitled to reimbursement under any Operative Document and in the case the aggregate amount to be so distributed is insufficient to pay as aforesaid, then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

            Second: so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Certificate Holders for payments made pursuant to Section 5.03 hereof (to the extent not previously reimbursed) shall be distributed to such then existing or prior Certificate Holders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Certificate Holder pursuant to said Section 5.03 hereof;

            Third: (i) so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Principal Amount of all Series A Secured Certificates, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series A Secured Certificates to the date of distribution, shall be distributed to the Certificate Holders of Series A, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Principal Amount of all Series A Secured Certificates held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution, bears to the aggregate unpaid Principal Amount of all Series A Secured Certificates held by all such holders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution;

            (ii) after giving effect to paragraph (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Principal Amount of all Series B Secured Certificates, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series B Secured Certificates to the date of distribution, shall be distributed to the Certificate Holders of Series B, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Principal Amount of all Series B Secured Certificates held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution, bears to the aggregate unpaid Principal Amount of all Series B Secured Certificates held by all such holders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution; and

            (iii) after giving effect to paragraph (ii) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Principal Amount of all Series C Secured Certificates, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series C Secured Certificates to the date of distribution, shall be distributed to the Certificate Holders of Series C, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Principal Amount of all Series C Secured Certificates held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution, bears to the aggregate unpaid Principal Amount of all Series C Secured Certificates held by all such holders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution; and

            Fourth: the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner Trustee.

            No Make-Whole Amount shall be due and payable on the Secured Certificates as a consequence of the acceleration of the Secured Certificates.

            SECTION 3.04. Certain Payments. (a) Any payments received by the Indenture Trustee for which no provision as to the application thereof is made in this Trust Indenture and for which such provision is made in the Lease, the Participation Agreement or any other Operative Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of the Lease, the Participation Agreement or such other Operative Document, as the case may be.

            (b) The Indenture Trustee will distribute promptly upon receipt any indemnity payment received by it from the Owner Trustee or Lessee in respect of
(i) the Indenture Trustee in its individual capacity, (ii) any Certificate Holder, (iii) the Subordination Agent, (iv) the Liquidity Provider, and (v) the Pass Through Trustees, in each case whether pursuant to Section 7 of the Participation Agreement or as Supplemental Rent, directly to the Person entitled thereto. Any payment received by the Indenture Trustee under clause (b) of the third paragraph of Section 2.02 shall be distributed to the Subordination Agent to be distributed in accordance with the terms of the Intercreditor Agreement, and any payment received by the Indenture Trustee under clause (c) of the third paragraph of Section 2.02 shall be distributed directly to the Persons entitled thereto.

            (c) [Intentionally Omitted].

            (d) Notwithstanding anything to the contrary contained in this
Article III, any amounts received by the Indenture Trustee which constitute Excluded Payments shall be distributed promptly upon receipt by the Indenture Trustee directly to the Person or Persons entitled thereto.

            (e) Notwithstanding any provision of this Trust Indenture to the contrary, any amounts held by the Indenture Trustee that would, but for the provisions of Section 3.03 hereof, otherwise be distributed to Lessee shall, notwithstanding the provisions of said Section, be distributed to Lessee unless and until a Lease Event of Default shall have occurred and be continuing.

            SECTION 3.05. Other Payments. Any payments received by the Indenture Trustee for which no provision as to the application thereof is made in the Lease, the Participation Agreement, elsewhere in this Trust Indenture or in any other Operative Document shall be distributed by the Indenture Trustee to the extent received or realized at any time (i) prior to the payment in full of all Secured Obligations due the Certificate Holders, in the order of priority specified in Section 3.01 hereof subject to the proviso thereto, and (ii) after payment in full of all Secured Obligations due the Certificate Holders, in the following order of priority:

            First: to the extent payments or amounts described in clause "First" of Section 3.03 hereof are otherwise obligations of Lessee under the Operative Documents or for which Lessee is obligated to indemnify against thereunder, in the manner provided in clause "First" of Section 3.03 hereof, and

            Second: in the manner provided in clause "Fourth" of Section 3.03 hereof.

Further, and except as otherwise provided in Sections 3.02, 3.03 and 3.04 hereof, all payments received and amounts realized by the Indenture Trustee under the Lease or otherwise with respect to the Aircraft (including, without limitation, all amounts realized upon the sale or release of the Aircraft after the termination of the Lease with respect thereto), to the extent received or realized at any time after payment in full of all Secured Obligations due the Certificate Holders, shall be distributed by the Indenture Trustee in the order of priority specified in clause (ii) of the immediately preceding sentence of this Section 3.05.

            SECTION 3.06. Payments to Owner Trustee. Any amounts distributed hereunder by the Indenture Trustee to the Owner Trustee shall be paid to the Owner Trustee (within the time limits contemplated by Section 2.04(a)) by wire transfer of funds of the type received by the Indenture Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Owner Trustee to the Indenture Trustee from time to time. The Owner Trustee hereby notifies the Indenture Trustee that unless and until the Indenture Trustee receives notice to the contrary from the Owner Trustee, all amounts to be distributed to the Owner Trustee pursuant to clause "Second" of Section 3.01 hereof shall be distributed by wire transfer of funds of the type received by the Indenture Trustee to the Owner Participant's account (within the time limits contemplated by Section 2.04(a)) specified in Schedule I to the Participation Agreement.

            SECTION 3.07. Application of Payments Under Guarantee. All payments received by the Indenture Trustee pursuant to the Guarantee shall be distributed forthwith by the Indenture Trustee in the same order of priority, and in the same manner, as it would have distributed the payment in respect of which such payment under the Guarantee was received.

                                   ARTICLE IV

                      COVENANTS OF OWNER TRUSTEE; EVENTS OF
                     DEFAULT; REMEDIES OF INDENTURE TRUSTEE

            SECTION 4.01. Covenants of Owner Trustee. The Owner Trustee hereby covenants and agrees (the covenants and agreements only in clause (b) below being made by the Owner Trustee in its individual capacity) as follows:

            (a) the Owner Trustee will duly and punctually pay the Principal Amount of, Make-Whole Amount, if any, and interest on and other amounts due under the Secured Certificates and hereunder in accordance with the terms of the Secured Certificates and this Trust Indenture and all amounts, if any, payable by it to the Certificate Holders under the Participation Agreement;

            (b) the Owner Trustee in its individual capacity covenants and agrees that it shall not, directly or indirectly, cause or permit to exist a Lessor Lien attributable to it in its individual capacity with respect to the Aircraft or any other portion of the Trust Estate; that it will promptly, at its own expense, take such action as may be necessary to duly discharge such Lessor Lien attributable to it in its individual capacity; and that it will make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to it in its individual capacity;

            (c) in the event the Owner Trustee shall have Actual Knowledge of an Event of Default, a Default or an Event of Loss, the Owner Trustee will give prompt written notice of such Event of Default, Default or Event of Loss to the Indenture Trustee, each Certificate Holder, Lessee and the Owner Participant;

            (d) the Owner Trustee will furnish to the Indenture Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Owner Trustee under the Lease, including, without limitation, a copy of any Termination Notice and a copy of each report or notice received pursuant to Section 9(a) and 11(c) of the Lease to the extent that the same shall not have been furnished to the Indenture Trustee pursuant to the Lease;

            (e) except pursuant to the Operative Documents or with the consent of the Indenture Trustee (acting pursuant to instructions given in accordance with Section 9.01 hereof), the Owner Trustee will not contract for, create, incur, assume or suffer to exist any Debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing, or otherwise), endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the Debt of any other person; and

            (f) the Owner Trustee will not enter into any business or other activity other than the business of owning the Aircraft, the leasing thereof to Lessee and the carrying out of the transactions contemplated hereby and by the Lease, the Participation Agreement, the Trust Agreement and the other Operative Documents.

            SECTION 4.02. Event of Default. "Event of Default" means any of the following events (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) any Lease Event of Default (provided that any such Lease Event of Default caused solely by a failure of Lessee to pay to the Owner Trustee or the Owner Participant when due any amount that is included in the definition of Excluded Payments shall not constitute an Event of Default unless notice is given by the Owner Trustee to the Indenture Trustee that such failure shall constitute an Event of Default); or

            (b) the failure of the Owner Trustee to pay when due any payment of Principal Amount of, interest on, Make-Whole Amount, if any, or other amount due and payable under any Secured Certificate or hereunder (other than any such failure arising by virtue of a tax withheld pursuant to
      Section 2.04(b) hereof or as a result of a Lease Event of Default or a Lease Default) and such failure shall have continued unremedied for ten Business Days in the case of any payment of Principal Amount or interest or Make-Whole Amount, if any, thereon and, in the case of any other amount, for ten Business Days after the Owner Trustee or the Owner Participant receives written demand from the Indenture Trustee or any Certificate Holder; or

            (c) any Lien required to be discharged by the Owner Trustee, in its individual capacity pursuant to Section 4.01(b) hereof or in its individual or trust capacity pursuant to Section 8(h) of the Participation Agreement, or by the Owner Participant pursuant to Section 8(h) of the Participation Agreement shall remain undischarged for a period of 30 days after the Owner Trustee and the Owner Participant shall have received written notice from the Indenture Trustee or any Certificate Holder of such Lien; or

            (d) any representation or warranty made by the Owner Participant or the Owner Trustee herein, in the Participation Agreement or in any certificate furnished by the Owner Participant or the Owner Trustee to the Indenture Trustee or any Certificate Holder in connection with the transactions contemplated by the Operative Documents shall prove to have been false or incorrect when made in any material respect and continues to be material; and if such misrepresentation is capable of being corrected and if such correction is being sought diligently, such misrepresentation shall not have been corrected within 60 days (or, without affecting
      Section 4.02(f) hereof, in the case of the representations made in Section 8(c) of the Participation Agreement as to the citizenship of the Owner Trustee in its individual capacity or of the Owner Participant, respectively, as soon as is reasonably practicable but in any event within 60 days) following notice thereof from the Indenture Trustee or any Certificate Holder to the Owner Trustee or the Owner Participant, as the case may be; or

            (e) other than as provided in (c) above or (f) below, any failure by the Owner Trustee or Owner Participant to observe or perform any other covenant or obligation of the Owner Trustee or Owner Participant, as the case may be, for the benefit of the Indenture Trustee or the Certificate Holders contained in the Participation Agreement, Section 4.01(a) of the Trust Agreement, the Secured Certificates or this Trust Indenture which is not remedied within a period of 60 days after notice thereof has been given to the Owner Trustee and the Owner Participant; or

            (f) if at any time when the Aircraft is registered under the laws of the United States, the Owner Participant shall not be a Citizen of the United States, and as the result thereof the registration of the Aircraft under the Federal Aviation Act, and regulations then applicable thereunder, shall cease to be effective; provided that no Event of Default shall be deemed to have occurred under this paragraph (f) unless such circumstances continue unremedied for more than 60 days after the Owner Participant has Actual Knowledge of the state of facts that resulted in such ineffectiveness and of such loss of citizenship; or

            (g) at any time either (i) the commencement of an involuntary case or other proceeding in respect of the Owner Participant, the Owner Trustee or the Trust Estate under the federal bankruptcy Laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar Law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Owner Participant, the Owner Trustee or the Trust Estate or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of 90 consecutive days; or (ii) the commencement by the Owner Participant, the Owner Trustee or the Trust Estate of a voluntary case or proceeding under the federal bankruptcy Laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar Law in the United States, or the consent by the Owner Participant, the Owner Trustee or the Trust Estate to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Owner Participant, the Owner Trustee or the Trust Estate or for all or substantially all of its property, or the making by the Owner Participant, the Owner Trustee or the Trust Estate of any assignment for the benefit of creditors or the Owner Participant or the Owner Trustee shall take any action to authorize any of the foregoing; provided, however, that an event referred to in this Section 4.02(g) with respect to the Owner Participant shall not constitute an Event of Default if within 30 days of the commencement of the case or proceeding a final non-appealable order, judgment or decree shall be entered in such case or proceeding by a court or a trustee, custodian, receiver or liquidator, to the effect that, no part of the Trust Estate (except for the Owner Participant's beneficial interest therein) and no right, title or interest under the Trust Indenture Estate shall be included in, or be subject to, any declaration or adjudication of, or proceedings with respect to, the bankruptcy, insolvency or liquidation of the Owner Participant referred to in this Section 4.02(g).

            SECTION 4.03. Certain Rights. The Indenture Trustee shall give the Certificate Holders, the Owner Trustee and the Owner Participant prompt written notice of any Event of Default of which the Indenture Trustee has Actual Knowledge and, if any such Event of Default results from a Lease Event of Default, shall give the Certificate Holders, the Owner Trustee and the Owner Participant not less than ten Business Days' prior written notice of the date (the "Enforcement Date") on or after which the Indenture Trustee may commence and consummate the exercise of any remedy or remedies described in Section 4.04,
4.05 or 4.06 hereof, or the exercise of any remedy or remedies pursuant to the provisions of Section 15 of the Lease. If an Event of Default shall have occurred and be continuing, the Owner Trustee shall have the following rights hereunder, any of which may be exercised directly by the Owner Participant.

            If as a result of the occurrence of an Event of Default in respect of the nonpayment by Lessee of Basic Rent due under the Lease, the Indenture Trustee shall have insufficient funds to make any payment of Principal Amount and interest on any Secured Certificate on the day it becomes due and payable, the Owner Trustee or the Owner Participant may, but shall not be obligated to, pay the Indenture Trustee prior to the Enforcement Date, in the manner provided in Section 2.04 hereof, for application in accordance with Section 3.01 hereof, an amount equal to the portion of the Principal Amount and interest (including interest, if any, on any overdue payments of such portion of Principal Amount and interest) then due and payable on the Secured Certificates, and, unless the Owner Trustee has cured Events of Default in respect of payments of Basic Rent on each of the three immediately preceding Basic Rent payment dates, or the Owner Trustee has cured six previous Events of Default in respect of payments of Basic Rent, such payment by the Owner Trustee shall, solely for purposes of this Trust Indenture be deemed to cure any Event of Default which would otherwise have arisen on account of the nonpayment by Lessee of such installment of Basic Rent (but not any other Default or Event of Default which shall have occurred and be continuing).

            If any Event of Default (other than in respect of the nonpayment of Basic Rent by Lessee) which can be cured has occurred, the Owner Trustee or the Owner Participant may, but shall not be obligated to, cure such Event of Default prior to the Enforcement Date as is necessary to accomplish the observance or performance of the defaulted covenant, condition or agreement.

            Except as hereinafter in this Section 4.03 provided, the Owner Trustee shall not, as a result of exercising the right to cure any such Event of Default, obtain any Lien on any of the Mortgaged Property or any Rent payable under the Lease for or on account of costs or expenses incurred in connection with the exercise of such right, nor shall any claim of the Owner Trustee against Lessee or any other party for the repayment of such costs or expenses impair the prior right and security interest of the Indenture Trustee in and to the Mortgaged Property. Upon any payment by the Owner Trustee or the Owner Participant pursuant to the first or second preceding paragraphs of this Section 4.03, the Owner Trustee or the Owner Participant, as the case may be, shall be subrogated to the rights of the Indenture Trustee and the Certificate Holders in respect of the Basic Rent which was overdue at the time of such payment and interest payable by Lessee on account of its being overdue and any Supplemental Rent in respect of the reimbursement of amounts paid by Owner Trustee pursuant to the immediately preceding paragraph (but in either case shall have no rights as a secured party hereunder), and thereafter, the Owner Trustee or the Owner Participant, as the case may be, shall be entitled to receive such overdue Basic Rent or Supplemental Rent, as the case may be, and interest thereon upon receipt thereof by the Indenture Trustee (and shall be entitled to bring an action against Lessee to enforce such payment); provided, however, that (i) if the Principal Amount and interest on the Secured Certificates shall have become due and payable pursuant to Section 4.04(b) hereof, such subrogation shall, until the Principal Amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to all Secured Certificates shall have been paid in full, be subordinate to the rights of the Indenture Trustee and the Certificate Holders in respect of such payment of overdue Basic Rent, Supplemental Rent and such interest and (ii) the Owner Trustee shall not be entitled to seek to recover any such payment (or any payment in lieu thereof) except pursuant to the foregoing right of subrogation by demand or suit for damages.

            SECTION 4.04. Remedies. (a) Subject to the provisions of Section
2.14 hereof, if an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Indenture Trustee may, subject to the second paragraph of this Section 4.04(a), on and after the Enforcement Date if such Event of Default results from a Lease Event of Default, exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article IV and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and, in the event such Event of Default is also a Lease Event of Default, any and all of the remedies pursuant to Section 15 of the Lease and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Owner Participant, the Owner Trustee and Lessee and all persons claiming under any of them wholly or partly therefrom, provided that the Indenture Trustee shall give the Owner Trustee and the Owner Participant twenty days' prior written notice of its intention to sell the Aircraft. Without limiting any of the foregoing, it is understood and agreed that the Indenture Trustee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.

            Anything in this Trust Indenture to the contrary notwithstanding, the Indenture Trustee shall not be entitled to exercise any remedy hereunder as a result of an Event of Default which arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default unless the Indenture Trustee as security assignee of the Owner Trustee shall have exercised or concurrently be exercising one or more of the remedies provided for in
Section 15 of the Lease to terminate the Lease or take possession and/or sell the Aircraft; provided, however, that such requirement to exercise one or more of such remedies under the Lease shall not apply in circumstances where the Indenture Trustee is, and has been, for a continuous period in excess of 60 days or such other period as may be specified in Section 1110(a)(1)(A) of the Bankruptcy Code (such 60-day or other period being the "Section 1110 Period"), involuntarily stayed or prohibited by applicable law or court order from exercising such remedies under the Lease (a "Continuous Stay Period"); provided further, however, that the requirement to exercise one or more of such remedies under the Lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the
Section 1110 Period (A) results from an agreement by the trustee or the debtor-in-possession in such proceeding during the Section 1110 Period with the approval of the relevant court to perform the Lease in accordance with Section 1110(a)(1)(A) of the Bankruptcy Code and continues to perform as required by
Section 1110(a)(1)(A-B) of the Bankruptcy Code or (B) is an extension of the
Section 1110 Period with the consent of the Indenture Trustee pursuant to
Section 1110(b) of the Bankruptcy Code or (C) results from Lessee's assumption during the Section 1110 Period with the approval of the relevant court of the Lease pursuant to Section 365 of the Bankruptcy Code or (D) is the consequence of the Indenture Trustee's own failure to give any requisite notice to any Person. In the event that the applicability of Section 1110 of the Bankruptcy Code to the Aircraft is being contested by Lessee in judicial proceedings, so long as the Indenture Trustee fails to participate in such proceedings, the Owner Trustee shall have the right (without affecting in any way any rights or remedy of the Indenture Trustee hereunder) to participate in such proceedings.

            It is expressly understood and agreed that, subject only to the immediately preceding paragraph, the inability, described in such paragraphs, of the Indenture Trustee to exercise any right or remedy under the Lease shall in no event and under no circumstances prevent the Indenture Trustee from exercising any or all of its rights, powers and remedies under this Trust Indenture, including, without limitation, this Article IV.

            (b) If an Event of Default shall have occurred and be continuing, then and in every such case the Indenture Trustee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Certificate Holders), subject to Section 4.03 hereof, at any time, by delivery of written notice or notices to the Owner Trustee and the Owner Participant, declare all the Secured Certificates to be due and payable, whereupon the unpaid Principal Amount of all Secured Certificates then outstanding, together with accrued but unpaid interest thereon (without Make-Whole Amount) and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

            This Section 4.04(b), however, is subject to the condition that, if at any time after the Principal Amount of the Secured Certificates shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Secured Certificates and all other amounts payable under the Secured Certificates (except the Principal Amount of the Secured Certificates which by such declaration shall have become payable) shall have been duly paid, and every other Default and Event of Default with respect to any covenant or provision of this Trust Indenture shall have been cured, then and in every such case a Majority in Interest of Certificate Holders may (but shall not be obligated to), by written instrument filed with the Indenture Trustee, rescind and annul the Indenture Trustee's declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

            (c) Any Certificate Holder shall be entitled, at any sale pursuant to Section 15 of the Lease or this Section 4.04, to credit against any purchase price bid at such sale by such holder all or any part of the unpaid obligations owing to such Certificate Holder and secured by the Lien of this Trust Indenture (but only to the extent that such purchase price would have been paid to such Certificate Holder pursuant to Article III hereof if such purchase price were paid in cash and the foregoing provisions of this subsection (c) were not given effect).

            (d) In the event of any sale of the Trust Indenture Estate, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Trust Indenture, the unpaid Principal Amount of all Secured Certificates then outstanding, together with accrued interest thereon, and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

            (e) Notwithstanding anything contained herein, so long as the Pass Through Trustee under any Pass Through Trust Agreement or the Subordination Agent on its behalf is a Certificate Holder, the Indenture Trustee will not be authorized or empowered to acquire title to any Mortgaged Property or take any action with respect to any Mortgaged Property so acquired by it if such acquisition or action would cause any Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

            SECTION 4.05. Return of Aircraft, Etc. (a) If an Event of Default shall have occurred and be continuing, subject to Sections 4.03 and 4.04 hereof, at the request of the Indenture Trustee, the Owner Trustee shall promptly execute and deliver to the Indenture Trustee such instruments of title and other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Mortgaged Property included in the Trust Indenture Estate to which the Indenture Trustee shall at the time be entitled hereunder. If the Owner Trustee shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee may (i) obtain a judgment conferring on the Indenture Trustee the right to immediate possession and requiring the Owner Trustee to execute and deliver such instruments and documents to the Indenture Trustee, to the entry of which judgment the Owner Trustee hereby specifically consents to the fullest extent permitted by applicable law, and (ii) pursue all or part of such Mortgaged Property wherever it may be found and, in the event that a Lease Event of Default has occurred and is continuing, may enter any of the premises of Lessee wherever such Mortgaged Property may be or be supposed to be and search for such Mortgaged Property and take possession of and remove such Mortgaged Property. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Trust Indenture.

            (b) Upon every such taking of possession, the Indenture Trustee may, from time to time, at the expense of the Mortgaged Property, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Mortgaged Property, as it may deem proper. In each such case, the Indenture Trustee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Mortgaged Property and to carry on the business and to exercise all rights and powers of the Owner Participant and the Owner Trustee relating to the Mortgaged Property, as the Indenture Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Mortgaged Property or any part thereof as the Indenture Trustee may determine, and the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent), revenues, issues, income, products and profits of the Mortgaged Property and every part thereof, except Excluded Payments, without prejudice, however, to the right of the Indenture Trustee under any provision of this Trust Indenture to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee hereunder. Such tolls, rents (including
Rent), revenues, issues, income, products and profits shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Mortgaged Property and of conducting the business thereof, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Mortgaged Property or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Trustee), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Trust Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee, and of all persons properly engaged and employed by the Indenture Trustee with respect hereto.

            SECTION 4.06. Remedies Cumulative. Each and every right, power and remedy given to the Indenture Trustee specifically or otherwise in this Trust Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or Lessee or to be an acquiescence therein.

            SECTION 4.07. Discontinuance of Proceedings. In case the Indenture Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Trust Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee, then and in every such case the Owner Trustee, the Indenture Trustee and Lessee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Mortgaged Property, and all rights, remedies and powers of the Owner Trustee, the Indenture Trustee or Lessee shall continue as if no such proceedings had been instituted.

            SECTION 4.08. Waiver of Past Defaults. Upon written instruction from a Majority in Interest of Certificate Holders, the Indenture Trustee shall waive any past Default hereunder and its consequences and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided that in the absence of written instructions from all the Certificate Holders, the Indenture Trustee shall not waive any Default
(i) in the payment of the Principal Amount, Make-Whole Amount, if any, and interest and other amounts due under any Secured Certificate then outstanding, or (ii) in respect of a covenant or provision hereof which, under Article IX hereof, cannot be modified or amended without the consent of each Certificate Holder.

            SECTION 4.09. Appointment of Receiver. The Indenture Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Indenture Trustee or any successor or nominee thereof) for all or any part of the Mortgaged Property, whether such receivership be incidental to a proposed sale of the Mortgaged Property or the taking of possession thereof or otherwise, and the Owner Trustee hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Mortgaged Property shall be entitled to exercise all the rights and powers of the Indenture Trustee with respect to the Mortgaged Property.

            SECTION 4.10. Indenture Trustee Authorized to Execute Bills of Sale, Etc. The Owner Trustee irrevocably appoints the Indenture Trustee the true and lawful attorney-in-fact of the Owner Trustee in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Trust Indenture, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Owner Trustee hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Indenture Trustee or any purchaser, the Owner Trustee shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Indenture Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

            SECTION 4.11. Rights of Certificate Holders to Receive Payment. Notwithstanding any other provision of this Trust Indenture, the right of any Certificate Holder to receive payment of principal of, and premium, if any, and interest on a Secured Certificate on or after the respective due dates expressed in such Secured Certificate, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without the consent of such Certificate Holder.

                                    ARTICLE V

                         DUTIES OF THE INDENTURE TRUSTEE

            SECTION 5.01. Notice of Event of Default. If the Indenture Trustee shall have Actual Knowledge of an Event of Default or of a Default arising from a failure to pay Rent, the Indenture Trustee shall give prompt written notice thereof to the Owner Trustee, the Owner Participant, Lessee, and each Certificate Holder. Subject to the terms of Sections 4.03, 4.04, 4.08, 5.02 and
5.03 hereof, the Indenture Trustee shall take such action, or refrain from taking such action, with respect to such Event of Default or Default (including with respect to the exercise of any rights or remedies hereunder) as the Indenture Trustee shall be instructed in writing by a Majority in Interest of Certificate Holders. Subject to the provisions of Section 5.03, if the Indenture Trustee shall not have received instructions as above provided within 20 days after mailing notice of such Event of Default to the Certificate Holders, the Indenture Trustee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 5.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Event of Default or Default as it shall determine advisable in the best interests of the Certificate Holders. If the Indenture Trustee shall at any time declare the Lease to be in default pursuant to Section 15 thereof or shall elect to foreclose or otherwise enforce this Trust Indenture, the Indenture Trustee shall forthwith notify the Owner Participant, the Certificate Holders, the Owner Trustee and Lessee. For all purposes of this Trust Indenture, in the absence of Actual Knowledge on the part of the

Indenture Trustee, the Owner Trustee or the Owner Participant, the Indenture Trustee, the Owner Trustee or the Owner Participant, as the case may be, shall not be deemed to have knowledge of a Default or an Event of Default (except, in the case of the Indenture Trustee, the failure of Lessee to pay any installment of Basic Rent within one Business Day after the same shall become due, if any portion of such installment was then required to be paid to the Indenture Trustee, which failure shall constitute knowledge of a Default) unless notified in writing by Lessee, the Owner Trustee, the Owner Participant or one or more Certificate Holders.

            SECTION 5.02. Action upon Instructions; Certain Rights and Limitations. (a) Subject to the terms of Sections 2.14, 4.03, 4.04(a), 4.08,
5.01 and 5.03 hereof, upon the written instructions at any time and from time to time of a Majority in Interest of Certificate Holders, the Indenture Trustee shall, subject to the terms of this Section 5.02, take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder as shall be specified in such instructions; (ii) give such notice or direction or exercise such right, remedy or power under the Lease, the Participation Agreement, the Purchase Agreement, or any other part of the Trust Indenture Estate as shall be specified in such instructions; and (iii) after the occurrence and during the continuance of an Event of Default, approve as satisfactory to the Indenture Trustee all matters required by the terms of the Lease to be satisfactory to the Owner Trustee, it being understood that without the written instructions of a Majority in Interest of Certificate Holders, the Indenture Trustee shall not approve any such matter as satisfactory to the Indenture Trustee; provided that anything contained in this Trust Indenture, the Lease or the other Operative Documents to the contrary notwithstanding:

            (1) the Owner Trustee or the Owner Participant may, without the consent of the Indenture Trustee, demand, collect, sue for or otherwise obtain all amounts included in Excluded Payments from Lessee or the Guarantor, exercise any election or option or make any decision or determination or to give or receive any notice, consent, waiver or approval in respect of any Excluded Payment and seek legal or equitable remedies to require Lessee or the Guarantor to maintain the insurance coverage referred to in Section 11 of the Lease; provided that the rights referred to in this clause (1) shall not be deemed to include the exercise of any remedies provided for in Section 15 of the Lease other than the right to proceed by appropriate court action, either at law or in equity, to enforce payment by Lessee or the Guarantor of such amounts included in Excluded Payments or performance by Lessee or the Guarantor of such insurance covenant, or to recover damages for the breach thereof or for specific performance of any covenant of Lessee or the Guarantor;

            (2) unless an Event of Default and an Indenture Trustee Event shall have occurred and be continuing and except as provided in clause (4) below, the Indenture Trustee shall not, without the consent of the Owner Trustee, which consent shall not be withheld if no right or interest of the Owner Trustee or the Owner Participant shall be diminished or impaired thereby, (i) enter into, execute and deliver amendments, modifications, waivers or consents in respect of any of the provisions of the Lease, or
      (ii)
      approve any accountants, engineers, appraisers or counsel as satisfactory to render services for or issue opinions to the Owner Trustee pursuant to the Operative Documents; provided that, whether or not an Event of Default shall have occurred and be continuing, no amendment, modification, waiver or consent in respect of the Lease shall affect the amount or timing of, or the right to enforce payment of, any Excluded Payment;

            (3) whether or not a Default or Event of Default under the Trust Indenture has occurred and is continuing, the Owner Trustee and the Owner Participant shall have the right, together with the Indenture Trustee, (i) to receive from Lessee all notices, certificates, reports, filings, opinions of counsel and other documents and all information which any thereof is permitted or required to give or furnish to the Owner Trustee or Lessor pursuant to any Operative Document (including pursuant to Section 7(b) of the Participation Agreement), (ii) to exercise inspection rights pursuant to Section 12 of the Lease, (iii) to retain all rights with respect to insurance maintained for its own account which Section 11(e) of the Lease specifically confers on Lessor or the Owner Participant, (iv) to exercise, to the extent necessary to enable it to exercise its rights under Section 4.03 hereof, the rights of Lessor under
      Section 21 of the Lease and (v) to give notices of default under Section 14 of the Lease;

            (4) whether or not a Default or Event of Default under the Trust Indenture has occurred and is continuing, the Owner Trustee shall have the right to the exclusion of the Indenture Trustee to adjust Rent, Stipulated Loss Values and Termination Values as provided in Section 3(d) of the Lease and to select counsel with respect to any opinion relating to tax matters to be delivered solely to the Owner Participant;

            (5) whether or not a Default or Event of Default under the Trust Indenture has occurred and is continuing, the Owner Trustee may, without the consent of the Indenture Trustee, (i) solicit and make bids with respect to the Aircraft under Section 9 of the Lease in respect of a termination of the Lease by Lessee pursuant to Section 9 thereof, (ii) determine "fair market sales value" and "fair market rental value" under
      Section 19 of the Lease for all purposes except following an Event of Default pursuant to Section 15 of the Lease, and (iii) make an election pursuant to and in accordance with the provisions of Section 9(c) of the Lease; and

            (6) so long as no Event of Default shall have occurred and be continuing, except as provided in clauses (2) and (3) above, all rights of the "Lessor" under the Lease shall be exercised by the Owner Trustee to the exclusion of the Indenture Trustee including, without limitation, the right to (i) exercise all rights with respect to Lessee's use and operation, modification or maintenance of the Aircraft and any Engine which the Lease specifically confers on Lessor, and (ii) consent to and approve any assignment pursuant to Section 13 of the Lease; provided that the foregoing shall not limit (A) any rights separately granted to the Indenture Trustee under the Operative Documents or (B) the right of the Indenture Trustee to receive any funds to be delivered to the "Lessor" under the Lease (except with respect to Excluded Payments) and under the Purchase Agreement.

            Notwithstanding anything to the contrary contained herein, the Indenture Trustee shall have the right, to the exclusion of the Owner Trustee and the Owner Participant, to (A) declare the Lease to be in default under
Section 15 thereof and (B) subject only to the provisions of Sections 4.03, 4.04(a) and 2.14 hereof, exercise the remedies set forth in such Section 15 (other than in connection with Excluded Payments) at any time that a Lease Event of Default shall have occurred and be continuing.

            The Indenture Trustee will execute and the Owner Trustee will file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Trust Indenture Estate as specified by Lessee pursuant to Section 8(e) of the Participation Agreement or as may be specified from time to time in written instructions of a Majority in Interest of Certificate Holders (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the form of such continuation statement so to be filed). The Indenture Trustee will furnish to each Certificate Holder (and, during the continuation of an Indenture Trustee Event, to the Owner Trustee and Owner Participant), promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Indenture Trustee under the Lease or hereunder, including, without limitation, a copy of any Termination Notice (as defined in the Lease) and a copy of each report or notice received pursuant to Sections 9(a) and 11(c) of the Lease, respectively, to the extent that the same shall not have been furnished to such Certificate Holder pursuant hereto or to the Lease.

            (a) If any Lease Event of Default shall have occurred and be continuing and the Owner Trustee shall not have cured fully such Lease Event of Default under and in accordance with Section 4.03 hereof, on request of a Majority in Interest of Certificate Holders, the Indenture Trustee shall declare the Lease to be in default pursuant to Section 15 thereof and exercise those remedies specified by such Certificate Holders. The Indenture Trustee agrees to provide to the Certificate Holders, the Owner Trustee, the Owner Participant and Lessee concurrently with such declaration by the Indenture Trustee, notice of such declaration by the Indenture Trustee.

            SECTION 5.03. Indemnification. The Indenture Trustee shall not be under any obligation to take any action under this Trust Indenture and nothing herein or therein shall require the Indenture Trustee to expend or risk its own funds or otherwise incur the risk of any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the written indemnity of any Certificate Holder who is a QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to Indenture Trustee shall be accepted as reasonable assurance of adequate indemnity). The Indenture Trustee shall not be required to take any action under Section 5.01 (other than the first sentence thereof) or 5.02 or Article IV hereof, nor shall any other provision of this Trust Indenture or any other Operative Document be deemed to impose a duty on the Indenture Trustee to take any action, if the Indenture Trustee shall have been advised by counsel that such action is contrary to the terms hereof or of the Lease or is otherwise contrary to Law.

            SECTION 5.04. No Duties Except as Specified in Trust Indenture or Instructions. The Indenture Trustee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Indenture Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Trust Indenture or any part of the Trust Indenture Estate, except as expressly provided by the terms of this Trust Indenture or as expressly provided in written instructions from Certificate Holders as provided in this Trust Indenture; and no implied duties or obligations shall be read into this Trust Indenture against the Indenture Trustee. The Indenture Trustee agrees that it will in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 7.01 hereof), promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Trust Indenture Estate which result from claims against it in its individual capacity not related to the ownership of the Aircraft or the administration of the Trust Indenture Estate or any other transaction pursuant to this Trust Indenture or any document included in the Trust Indenture Estate.

            SECTION 5.05. No Action Except Under Lease, Trust Indenture or Instructions. The Owner Trustee and the Indenture Trustee agree that they will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Indenture Estate except
(i) as required by the terms of the Lease or (ii) in accordance with the powers granted to, or the authority conferred upon, the Owner Trustee and the Indenture Trustee pursuant to this Trust Indenture and in accordance with the express terms hereof.

            SECTION 5.06. Replacement Airframes and Replacement Engines. At any time an Airframe or Engine is to be replaced under or pursuant to Section 10 of the Lease by a Replacement Airframe or Replacement Engine, if no Lease Event of Default is continuing, the Owner Trustee shall direct the Indenture Trustee to execute and deliver to the Owner Trustee an appropriate instrument releasing such Airframe and/or Engine as appropriate from the Lien of this Trust Indenture and the Indenture Trustee shall execute and deliver such instrument as aforesaid, but only upon compliance by Lessee with the applicable provisions of
Section 10 of the Lease and upon receipt by or deposit with the Indenture Trustee of the following:

            (1) A written request from the Owner Trustee, requesting such release specifically describing the Airframe and/or Engine(s) so to be released.

            (2) A certificate signed by a duly authorized officer of Lessee stating the following:

                  (A) with respect to the Replacement of any Airframe:

                        (i) a description of the Airframe which shall be
                  identified by manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number;

                        (ii) a description of the Replacement Airframe to be
                  received (including the manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number) as consideration for the Airframe to be released;

                        (iii) that on the date of the Trust Agreement and
                  Indenture Supplement relating to the Replacement Airframe the Owner Trustee will be the legal owner of such Replacement Airframe free and clear of all Liens except as are permitted by Section 6 of the Lease, that such Replacement Airframe will on such date be in good working order and condition, and that such Replacement Airframe has been or, substantially concurrently with such withdrawal, will be duly registered in the name of the Owner Trustee under the Federal Aviation Act or under the law then applicable to the registration of the Airframe and that an airworthiness certificate has been duly issued under the Federal Aviation Act (or such other applicable law) with respect to such Replacement Airframe, and that such registration and certificate is in full force and effect, and that Lessee will have the full right and authority to use such Replacement Airframe;

                        (iv) the existence of the insurance required by Section
                  11 of the Lease with respect to such Replacement Airframe and the payment of all premiums then due thereon;

                        (v) that the Replacement Airframe is of the same or an
                  improved model as the Airframe requested to be released from this Indenture;

                        (vi) the fair market value of the Replacement Airframe
                  as of the date of such certificate (which in the judgment of Lessee shall be not less than the then fair market value of the Airframe requested to be released (assuming such Airframe was in the condition and repair required to be maintained under the Lease));

                        (vii) the fair market value of the Airframe immediately
                  prior to the date the Airframe suffered an Event of Loss (assuming such Airframe was in the condition and repair required to be maintained under the Lease);

                        (viii) that no Lease Event of Default and no event
                  which, with lapse of time or notice, or both, would become a Lease Event of Default, has occurred which has not been remedied or waived, and that Lessee will not be in default, by the making and granting of the request for release and the addition of a Replacement Airframe, in the performance of any of the terms and covenants of the Lease; and

                        (ix) that the release of the Airframe so to be released
                  will not be in contravention of any of the provisions of this Indenture; or

                  (B) with respect to the replacement of any Engine:

                        (i) a description of the Engine which shall be
                  identified by manufacturer's serial number;

                        (ii) a description of the Replacement Engine (including
                  the manufacturer's name and serial number) as consideration for the Engine to be released;

                        (iii) that on the date of the Trust Agreement and
                  Indenture Supplement relating to the Replacement Engine the Owner Trustee will be the legal owner of such Replacement Engine free and clear of all Liens except as are permitted by
                  Section 6 of the Lease, that such Replacement Engine will on such date be in good working order and condition and that such Replacement Engine is substantially the same as the Engine to be released (or an improved model);

                        (iv) the fair market value of the Replacement Engine as
                  of the date of such certificate (which value shall not be less than the then fair market value of the Engine to be released (assuming such Engine was in the condition and repair required to be maintained under the Lease));

                        (v) the fair market value of the Engine to be released
                  (immediately prior to any Event of Loss suffered by such Engine and assuming that such Engine was in the condition and repair required to be maintained under the Lease);

                        (vi) that each of the conditions specified in Section
                  10(b) of the Lease with respect to such Replacement Engine have been satisfied and that Lessee will not be in default, by the making and granting of the request for release and the addition of the Replacement Engine, in the performance of any of the terms and covenants of the Lease;

                        (vii) that, with respect to the replacement of an Engine
                  pursuant to Section 9(d) of the Lease, no Lease Event of Default and no Lease Default has occurred which has not been remedied or waived; and

                        (viii) that the release of the Engine so to be released
                  will not be in contravention of any of the provisions of this Indenture.

            (3) (a) The appropriate instruments (i) transferring to the Owner Trustee title to the Replacement Airframe or Replacement Engine to be received as consideration for the Airframe or Engine to be released and
      (ii) assigning to the Owner Trustee the benefit of all manufacturer's and vendor's warranties generally available with respect to such Replacement Airframe or Replacement Engine, and a Trust Agreement and Indenture

      Supplement subjecting such Replacement Airframe or Replacement Engine and any related warranty rights to the lien of this Indenture.

            (b) With respect to the replacement of any Engine, such Uniform Commercial Code financing statements covering the lien created by this Indenture as deemed necessary or desirable by counsel for the Indenture Trustee to protect the lien under the Indenture in the Replacement Engine.

            (4) A certificate from either an aircraft engineer (who may be an employee of Lessee) or a firm of independent aircraft appraisers selected by Lessee confirming the accuracy of the information set forth in clause
      (2)A(vi) of this Section 5.06.

            (5) The opinion of in-house counsel to Lessee, or other counsel satisfactory to the Indenture Trustee, stating that:

                  (i) the certificates, opinions and other instruments and/or property which have been or are therewith delivered to and deposited with the Indenture Trustee conform to the requirements of this Trust Indenture and the Lease and, upon the basis of such application, the property so sold or disposed of may be lawfully released from the lien of this Trust Indenture and all conditions precedent herein provided relating to such release have been complied with; and

                  (ii) the Replacement Airframe or Replacement Engine has been validly subjected to the lien of this Indenture and covered by the Lease, the instruments subjecting such Replacement Airframe or Replacement Engine to the Lease and to the Lien of this Trust Indenture, as the case may be, have been duly filed for recordation pursuant to the Federal Aviation Act or any other law then applicable to the registration of the Aircraft, and no further action, filing or recording of any document is necessary or advisable in order to establish and perfect the right, title, estate and interest of the Owner Trustee to and the lien of this Trust Indenture on such Replacement Aircraft or Replacement Engine.

            SECTION 5.07. Indenture Supplements for Replacements. If a Replacement Airframe or Replacement Engine is being substituted as contemplated by Section 10 of the Lease, the Owner Trustee and the Indenture Trustee agree for the benefit of the Certificate Holders and Lessee, subject to fulfillment of the conditions precedent and compliance by Lessee with its obligations set forth in Section 10 of the Lease and the requirements of Section 5.06 hereof with respect to such Replacement Airframe or Replacement Engine, to execute and deliver a Lease Supplement and a Trust Agreement and Indenture Supplement, as applicable, as contemplated by Section 10 of the Lease.

            SECTION 5.08. Effect of Replacement. In the event of the substitution of an Airframe or of a Replacement Engine pursuant to Section 10 of the Lease, (a) all provisions of this Trust Indenture relating to the Airframe or Engine or Engines being replaced shall be applicable to such Replacement Airframe or Replacement Engine or Engines with the same force and effect as if such Replacement Airframe or Replacement Engine or Engines were the same airframe or engine or engines, as the case may be, as the Airframe or Engine or Engines being replaced but for the Event of Loss with respect to the Airframe or Engine or Engines being replaced, and (b) the provisions of this Trust Indenture shall no longer be applicable to the Airframe or Engine or Engines being replaced, which shall be released from the Lien of this Indenture.

            SECTION 5.09. Investment of Amounts Held by Indenture Trustee. Any amounts held by the Indenture Trustee as assignee of the Owner Trustee's rights to hold monies for security pursuant to Section 22(a) of the Lease shall be held in accordance with the terms of such Section and the Indenture Trustee agrees, for the benefit of Lessee, to perform the duties of the Owner Trustee under such Section. Any amounts held by the Indenture Trustee pursuant to the proviso to the first sentence of Section 3.01, pursuant to Section 3.02, or pursuant to any provision of any other Operative Document providing for amounts to be held by the Indenture Trustee which are not distributed pursuant to the other provisions of Article III hereof shall be invested by the Indenture Trustee from time to time in Cash Equivalents as directed by Lessee so long as the Indenture Trustee may acquire the same using its best efforts. Unless otherwise expressly provided in this Trust Indenture, any income realized as a result of any such investment, net of the Indenture Trustee's reasonable fees and expenses in making such investment, shall be held and applied by the Indenture Trustee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Indenture Trustee shall not be liable for any loss resulting from any investment required to be made by it under this Trust Indenture other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by the Indenture Trustee without instructions whenever such sale is necessary to make a distribution required by this Trust Indenture.

                                   ARTICLE VI

                   THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

            SECTION 6.01. Acceptance of Trusts and Duties. The Indenture Trustee accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Trust Indenture and agrees to receive and disburse all monies constituting part of the Trust Indenture Estate in accordance with the terms hereof. The Owner Trustee, in its individual capacity, and the Indenture Trustee, in its individual capacity, shall not be answerable or accountable under any circumstances, except (i) for their own willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be willful misconduct or negligence), (ii) in the case of the Indenture Trustee, as provided in the fourth sentence of
Section 2.04(a) hereof and the last sentence of Section 5.04 hereof, and (iii) for liabilities that may result, in the case of the Owner Trustee, from the inaccuracy of any representation or warranty of the Owner Trustee expressly made in its individual capacity in the Participation Agreement or in Section 4.01(b) or 6.03 hereof (or in any certificate furnished to the Indenture Trustee or any Certificate Holder in connection with the transactions contemplated by the Operative Documents) or, in the case of the

Indenture Trustee (in its individual capacity), from the inaccuracy of any representation or warranty of the Indenture Trustee (in its individual capacity) in the Participation Agreement or expressly made hereunder. Neither the Owner Trustee nor the Indenture Trustee shall be liable for any action or inaction of the other or of the Owner Participant.

            SECTION 6.02. Absence of Duties. In the case of the Indenture Trustee, except in accordance with written instructions furnished pursuant to
Section 5.01 or 5.02 hereof, and except as provided in, and without limiting the generality of, Sections 5.03 and 5.04 hereof and, in the case of the Owner Trustee, except as provided in Section 4.01(b) hereof, the Owner Trustee and the Indenture Trustee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of the Lease or of this Trust Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, (iii) to see to the payment or discharge of any lien or encumbrance of any kind against any part of the Trust Estate or the Trust Indenture Estate, (iv) to confirm, verify or inquire into the failure to receive any financial statements from Lessee, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of Lessee's covenants under the Lease with respect to the Aircraft. The Owner Participant shall not have any duty or responsibility hereunder, including, without limitation, any of the duties mentioned in clauses (i) through (v) above; provided that nothing contained in this sentence shall limit any obligations of the Owner Participant under the Participation Agreement or relieve the Owner Participant from any restriction under Section 4.03 hereof.

            SECTION 6.03. No Representations or Warranties as to Aircraft or Documents. NEITHER THE INDENTURE TRUSTEE IN ITS INDIVIDUAL OR TRUST CAPACITY NOR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY OR AS OWNER TRUSTEE UNDER THE TRUST AGREEMENT, NOR THE OWNER PARTICIPANT MAKES OR SHALL BE DEEMED TO HAVE MADE AND EACH HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, except the Owner Trustee in its individual capacity warrants that (i) the Owner Trustee will receive on the Delivery Date whatever title is conveyed to it by Lessee, and (ii) on the Delivery Date the Aircraft will be free and clear of Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to the Owner Trustee in its individual capacity. Neither the Owner Trustee, in its individual capacity or as Owner Trustee under the Trust Agreement, nor the Indenture Trustee, in its individual or trust capacities, makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Trust Indenture, the Trust Agreement, the Participation Agreement, the Secured Certificates, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement or the Guarantee, or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Owner Trustee made in its individual capacity and the representations and warranties of the Indenture Trustee, in each case expressly made in this Trust Indenture or in the Participation Agreement. The Loan Participants, the Certificate Holders and the Owner Participant make no representation or warranty hereunder whatsoever.

            SECTION 6.04. No Segregation of Monies; No Interest. Any monies paid to or retained by the Indenture Trustee pursuant to any provision hereof and not then required to be distributed to the Certificate Holders, Lessee or the Owner Trustee as provided in Article III hereof need not be segregated in any manner except to the extent required by Law or Section 10(f) or 11(g) of the Lease and
Section 5.09 hereof, and may be deposited under such general conditions as may be prescribed by Law, and the Indenture Trustee shall not be liable for any interest thereon (except that the Indenture Trustee shall invest all monies held as directed by Lessee so long as no Lease Event of Default or Lease Default has occurred and is continuing (or in the absence of such direction, by the Majority In Interest of Certificate Holders) in Cash Equivalents; provided, however, that any payments received, or applied hereunder, by the Indenture Trustee shall be accounted for by the Indenture Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

            SECTION 6.05. Reliance; Agreements; Advice of Counsel. Neither the Owner Trustee nor the Indenture Trustee shall incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee and the Indenture Trustee may accept a copy of a resolution of the Board of Directors (or, in the case of the Owner Participant which originally executed the Participation Agreement, evidence of the approval by the Executive Committee thereof) of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid Principal Amount of Secured Certificates outstanding as of any date, the Owner Trustee may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Indenture Trustee. As to any fact or matter relating to Lessee the manner of ascertainment of which is not specifically described herein, the Owner Trustee and the Indenture Trustee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of Lessee, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee and the Indenture Trustee for any action taken or omitted to be taken by them in good faith in reliance thereon. The Indenture Trustee shall assume, and shall be fully protected in assuming, that the Owner Trustee is authorized by the Trust Agreement to enter into this Trust Indenture and to take all action to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Owner Trustee with respect thereto. In the administration of the trusts hereunder, the Owner Trustee and the Indenture Trustee each may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may at the expense of the Trust Indenture Estate, consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Owner Trustee and the Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith by them in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.

            SECTION 6.06. Capacity in Which Acting. The Owner Trustee acts hereunder solely as trustee as herein and in the Trust Agreement provided, and not in its individual capacity, except as otherwise expressly provided herein, in the Trust Agreement and in the Participation Agreement.

            SECTION 6.07. Compensation. The Indenture Trustee shall be entitled to reasonable compensation, including expenses and disbursements (including the reasonable fees and expenses of counsel), for all services rendered hereunder and shall, on and subsequent to an Event of Default hereunder, have a priority claim on the Trust Indenture Estate for the payment of such compensation, to the extent that such compensation shall not be paid by Lessee, and shall have the right, on and subsequent to an Event of Default hereunder, to use or apply any monies held by it hereunder in the Trust Indenture Estate toward such payments. The Indenture Trustee agrees that it shall have no right against the Loan Participants, the Certificate Holders, the Owner Trustee or the Owner Participant for any fee as compensation for its services as trustee under this Trust Indenture.

            SECTION 6.08. Instructions from Certificate Holders. In the administration of the trusts created hereunder, the Indenture Trustee shall have the right to seek instructions from a Majority in Interest of Certificate Holders should any provision of this Trust Indenture appear to conflict with any other provision herein or should the Indenture Trustee's duties or obligations hereunder be unclear, and the Indenture Trustee shall incur no liability in refraining from acting until it receives such instructions. The Indenture Trustee shall be fully protected for acting in accordance with any instructions received under this Section 6.08.

                                   ARTICLE VII

              INDEMNIFICATION OF INDENTURE TRUSTEE BY OWNER TRUSTEE

            SECTION 7.01. Scope of Indemnification. The Owner Trustee, not in its individual capacity, but solely as Owner Trustee, hereby agrees, except as otherwise provided in Section 2.03 hereof, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Indenture Trustee (in its individual and trust capacities), and its successors, assigns, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Indenture Trustee on or measured by any compensation received by the Indenture Trustee for its services under this Trust Indenture), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever, which may be imposed on, incurred by or asserted against the Indenture Trustee (whether or not also indemnified against by any other Person under any other document) in any way relating to or arising out of this

Trust Indenture or any other Operative Document to which it is a party or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, non-acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft or any Engine (including, without limitation, latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Indenture Estate or the action or inaction of the Indenture Trustee hereunder, to the extent not reimbursed by Lessee. Without limiting the foregoing, the Indenture Trustee agrees that, prior to seeking indemnification from the Trust Indenture Estate, it will demand, and take such action as it may in its discretion determine to be reasonable to pursue, indemnification available to the Indenture Trustee under the Lease or the Participation Agreement. Notwithstanding the foregoing, the Indenture Trustee shall not be entitled to any indemnification for any Expenses to the extent relating to or arising from the willful misconduct or gross negligence (or negligence in the case of handling funds) of the Indenture Trustee in the performance of its duties hereunder or resulting from the inaccuracy of any representation or warranty of the Indenture Trustee (in its individual capacity) referred to in Section 6.03 hereof, or as provided in Section 6.01 hereof or in the last sentence of Section 5.04 hereof, or as otherwise excluded by the terms of Sections 7(b) and 7(c) of the Participation Agreement from Lessee's indemnities under such Sections. In addition, if necessary, the Indenture Trustee shall be entitled to indemnification from the Trust Indenture Estate for any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Section 7.01 to the extent not reimbursed by Lessee or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same the Indenture Trustee shall have a prior Lien on the Trust Indenture Estate.

                                  ARTICLE VIII

                         SUCCESSOR AND SEPARATE TRUSTEES

            SECTION 8.01. Notice of Successor Owner Trustee. In the case of any appointment of a successor to the Owner Trustee pursuant to the Trust Agreement including upon any merger, conversion, consolidation or sale of substantially all of the corporate trust business of the Owner Trustee pursuant to the Trust Agreement, the successor Owner Trustee shall give prompt written notice thereof to the Indenture Trustee, Lessee and the Certificate Holders.

            SECTION 8.02. Resignation of Indenture Trustee; Appointment of Successor. (a) The Indenture Trustee or any successor thereto may resign at any time without cause by giving at least 30 days' prior written notice to Lessee, the Owner Trustee, the Owner Participant and each Certificate Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In addition, a Majority in Interest of Certificate Holders may at any time (but only with the consent of Lessee, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if a Lease Event of Default is continuing) remove the Indenture Trustee without cause by an instrument in writing delivered to the Owner Trustee, Lessee, the Owner Participant and the Indenture Trustee, and the Indenture Trustee shall promptly notify each Certificate Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In the case of the resignation or removal of the Indenture Trustee, a Majority in Interest of Certificate Holders may appoint a successor Indenture Trustee by an instrument signed by such holders, which successor, so long as no Lease Event of Default shall have occurred and be continuing, shall be subject to Lessee's reasonable approval. If a successor Indenture Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Indenture Trustee, the Owner Trustee, the Owner Participant or any Certificate Holder may apply to any court of competent jurisdiction to appoint a successor Indenture Trustee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as above provided.

            (b) Any successor Indenture Trustee, however appointed, shall execute and deliver to the Owner Trustee, the predecessor Indenture Trustee and Lessee an instrument accepting such appointment and assuming the obligations of the Indenture Trustee under the Participation Agreement arising from and after the time of such appointment, and thereupon such successor Indenture Trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Indenture Trustee hereunder in the trust hereunder applicable to it with like effect as if originally named the Indenture Trustee herein; but nevertheless upon the written request of such successor Indenture Trustee, such predecessor Indenture Trustee shall execute and deliver an instrument transferring to such successor Indenture Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Indenture Trustee, and such predecessor Indenture Trustee shall duly assign, transfer, deliver and pay over to such successor Indenture Trustee all monies or other property then held by such predecessor Indenture Trustee hereunder.

            (c) Any successor Indenture Trustee, however appointed, shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York; Minneapolis, Minnesota; Chicago, Illinois; Hartford, Connecticut; Wilmington, Delaware; or Boston, Massachusetts and having (or whose obligations under the Operative Documents are guaranteed by an affiliated entity having) a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Indenture Trustee hereunder upon reasonable or customary terms.

            (d) Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Indenture Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section 8.02, be a successor Indenture Trustee and the Indenture Trustee under this Trust Indenture without further act.

            SECTION 8.03. Appointment of Additional and Separate Trustees. (a) Whenever (i) the Indenture Trustee shall deem it necessary or desirable in order to conform to any law of any jurisdiction in which all or any part of the Trust Indenture Estate shall be situated or to make any claim or bring any suit with respect to or in connection with the Trust Indenture Estate, this Trust Indenture, any other Indenture Agreement, the Secured Certificates or any of the transactions contemplated by the Participation Agreement, (ii) the Indenture Trustee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Certificate Holders (and the Indenture Trustee shall so advise the Owner Trustee and Lessee), or (iii) the Indenture Trustee shall have been requested to do so by a Majority in Interest of Certificate Holders, then in any such case, the Indenture Trustee and, upon the written request of the Indenture Trustee, the Owner Trustee, shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more bank or trust companies or one or more persons approved by the Indenture Trustee, either to act jointly with the Indenture Trustee as additional trustee or trustees of all or any part of the Trust Indenture Estate, or to act as separate trustee or trustees of all or any part of the Trust Indenture Estate, in each case with such rights, powers, duties and obligations consistent with this Trust Indenture as may be provided in such supplemental indenture or other instruments as the Indenture Trustee or a Majority in Interest of Certificate Holders may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional and separate trustee, subject in each case to the remaining provisions of this
Section 8.03. If the Owner Trustee shall not have taken any action requested of it under this Section 8.03(a) that is permitted or required by its terms within 15 days after the receipt of a written request from the Indenture Trustee so to do, or if an Event of Default shall have occurred and be continuing, the Indenture Trustee may act under the foregoing provisions of this Section 8.03(a) without the concurrence of the Owner Trustee; and the Owner Trustee hereby irrevocably appoints (which appointment is coupled with an interest) the Indenture Trustee, its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 8.03(a) in either of such contingencies. The Indenture Trustee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee. In case any additional or separate trustee appointed under this Section 8.03(a) shall die, become incapable of acting, resign or be removed, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to the Indenture Trustee until a successor additional or separate trustee is appointed as provided in this Section 8.03(a).

            (b) No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon the Indenture Trustee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Trust Indenture Estate or otherwise payable under any Operative Document to the Indenture Trustee shall be promptly paid over by it to the Indenture Trustee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Indenture

Trustee and such additional or separate trustee jointly except to the extent that applicable Law of any jurisdiction in which any particular act is to be performed renders the Indenture Trustee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Trust Indenture Estate in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of the Indenture Trustee or a Majority in Interest of Certificate Holders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that the Indenture Trustee shall be liable for the consequences of its lack of reasonable care in selecting, and Indenture Trustee's own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this
Section 8.03 shall be subject to, and shall have the benefit of Articles IV through VIII and Article X hereof insofar as they apply to the Indenture Trustee. The powers of any additional or separate trustee appointed pursuant to this Section 8.03 shall not in any case exceed those of the Indenture Trustee hereunder.

            (c) If at any time the Indenture Trustee shall deem it no longer necessary or desirable in order to conform to any such law or take any such action or shall be advised by such counsel that it is no longer so necessary or desirable in the interest of the Certificate Holders, or in the event that the Indenture Trustee shall have been requested to do so in writing by a Majority in Interest of Certificate Holders, the Indenture Trustee and, upon the written request of the Indenture Trustee, the Owner Trustee, shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. The Indenture Trustee may act on behalf of the Owner Trustee under this Section 8.03(c) when and to the extent it could so act under Section 8.03(a) hereof.

                                   ARTICLE IX

                        SUPPLEMENT AND AMENDMENTS TO THIS
                       TRUST INDENTURE AND OTHER DOCUMENTS

            SECTION 9.01. Instructions of Majority; Limitations. (a) Except as provided in Section 5.02 hereof, and except with respect to Excluded Payments, the Owner Trustee agrees it shall not enter into any amendment of or supplement to the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement or the Guarantee, or execute and deliver any written waiver or modification of, or consent under, the terms of the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement or the Guarantee, unless such supplement, amendment, waiver, modification or consent is consented to in writing by the Indenture Trustee and a Majority in Interest of Certificate Holders. Anything to the contrary contained herein notwithstanding, without the necessity of the consent of any of the Certificate Holders (or the Indenture Trustee, in the case of (i) or (ii) below), (i) any Excluded Payments payable to the Owner Participant may be modified, amended, changed or waived in such manner as shall be agreed to by the Owner Participant and Lessee, (ii) the Owner Trustee and Lessee may enter into amendments of or additions to the Lease to modify Section 5 (except to the extent that such amendment would affect the rights or exercise of remedies under Section 15 of the Lease), Section 9 or Section 19 of the Lease so long as such amendments, modifications and changes do not and would not affect the time of, or reduce the amount of, Rent payments until after the payment in full of all Secured Obligations or otherwise adversely affect the Certificate Holders and (iii) the Owner Trustee (when authorized by the Owner Participant) and the Indenture Trustee may enter into an indenture or indentures supplemental hereto to effect the amendments contemplated by Section 1(c) of the Participation Agreement, subject to the limitations set forth therein.

            (b) Without limiting the provisions of Section 9.01(a) hereof and subject to Section 5.02(a)(2)(i) hereof, the Indenture Trustee agrees with the Certificate Holders that it shall not enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Guarantee or the Participation Agreement, or any other agreement included in the Trust Indenture Estate, unless such supplement, amendment, waiver, modification or consent is consented to in writing by a Majority in Interest of Certificate Holders, or does not adversely effect the Certificate Holders, but upon the written request of a Majority in Interest of Certificate Holders, the Indenture Trustee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement or modification), to the extent such agreement is required, agreed to by the Owner Trustee and Lessee or, as may be appropriate, the Manufacturer; provided, however, that, without the consent of each holder of an affected Secured Certificate then outstanding, no such amendment of or supplement to this Trust Indenture, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Guarantee or the Participation Agreement or waiver or modification of the terms of, or consent under, any thereof, shall (i) modify any of the provisions of this Section 9.01, or of Sections 2.02, 2.10, 2.11, 2.15, 4.02, 4.04(c), 4.04(d), 5.02 or 5.06
hereof, Section 14 (except to add an Event of Default) of the Lease, the definitions of "Event of Default", "Default", "Lease Event of Default", "Lease Default", "Majority in Interest of Certificate Holders", "Make-Whole Amount" or "Certificate Holder", or the percentage of Certificate Holders required to take or approve any action hereunder, (ii) reduce the amount, or change the time of payment or method of calculation of any amount, of Principal Amount, Make-Whole Amount, if any, or interest with respect to any Secured Certificate, or alter or modify the provisions of Article III hereof with respect to the order of priorities in which distribution thereunder shall be made as among the Certificate Holders, the Owner Trustee and Lessee, (iii) reduce, modify or amend any indemnities in favor of the Certificate Holders, (iv) consent to any change in the Trust Indenture or the Lease which would permit redemption of Secured Certificates earlier than permitted under Section 2.10 or 2.11 hereof or the purchase of the Secured Certificates other than as permitted by Section 2.14 hereof, (v) modify any of the provisions of Section 3(d)(v) of the Lease, or modify, amend or supplement the Lease or consent to any assignment of the Lease, in either case releasing Lessee from its obligations in respect of the payment of Basic Rent, Stipulated Loss Value or Termination Value for the Aircraft or altering the absolute and unconditional character of the obligations of Lessee to pay Rent as set forth in

Sections 3 and 18 of the Lease or (vi) permit the creation of any Lien on the Trust Indenture Estate or any part thereof other than Permitted Liens or deprive any Certificate Holder of the benefit of the Lien of this Trust Indenture on the Trust Indenture Estate, except as provided in connection with the exercise of remedies under Article IV hereof. So long as no Lease Event of Default has occurred and is continuing, without the consent of Lessee no amendment or supplement to this Trust Indenture or waiver or modification of the terms hereof shall adversely affect Lessee.

            (c) At any time after the date hereof, the Owner Trustee and the Indenture Trustee may enter into one or more agreements supplemental hereto without the consent of any Certificate Holder for any of the following purposes:
(i) (a) to cure any defect or inconsistency herein or in the Secured Certificates, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Certificate Holder in its capacity solely as Certificate Holder) or (b) to cure any ambiguity or correct any mistake; (ii) to evidence the succession of another party as the Owner Trustee in accordance with the terms of the Trust Agreement or to evidence the succession of a new trustee hereunder pursuant hereto, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees; (iii) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Certificate Holders in its capacity solely as Certificate Holder; (iv) to correct or amplify the description of any property at any time subject to the Lien of this Trust Indenture or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Trust Indenture, the Airframe or Engines or any Replacement Airframe or Replacement Engine; (v) to add to the covenants of the Owner Trustee for the benefit of the Certificate Holders, or to surrender any rights or power herein conferred upon the Owner Trustee, the Owner Participant or Lessee; (vi) to add to the rights of the Certificate Holders; (vii) to include on the Secured Certificates any legend as may be required by law, and
(viii) to effect the amendments and/or restatements contemplated by Section 1(c) of the Participation Agreement, subject to the limitations set forth therein.

            SECTION 9.02. Trustees Protected. If, in the opinion of the institution acting as Owner Trustee under the Trust Agreement or the institution acting as Indenture Trustee hereunder, any document required to be executed by it pursuant to the terms of Section 9.01 hereof adversely affects any right, duty, immunity or indemnity with respect to such institution under this Trust Indenture or the Lease, such institution may in its discretion decline to execute such document.

            SECTION 9.03. Documents Mailed to Certificate Holders. Promptly after the execution by the Owner Trustee or the Indenture Trustee of any document entered into pursuant to Section 9.01 hereof, the Indenture Trustee shall mail, by first class mail, postage prepaid, a copy thereof to Lessee and to each Certificate Holder at its address last set forth in the Secured Certificate Register, but the failure of the Indenture Trustee to mail such copies shall not impair or affect the validity of such document.

            SECTION 9.04. No Request Necessary for Lease Supplement or Trust Agreement and Indenture Supplement. No written request or consent of the Indenture Trustee, the Certificate Holders or the Owner Participant pursuant to
Section 9.01 hereof shall be required to enable the Owner Trustee to enter into any Lease Supplement specifically required by the terms of the Lease or to execute and deliver a Trust Agreement and Indenture Supplement specifically required by the terms hereof.

                                    ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.01. Termination of Trust Indenture.

            Upon (or at any time after) payment in full of the Principal Amount of, Make-Whole Amount, if any, and interest on and all other amounts due under all Secured Certificates and provided that there shall then be no other Secured Obligations due to the Certificate Holders and the Indenture Trustee hereunder or under the Participation Agreement, the Owner Trustee shall direct the Indenture Trustee to execute and deliver to or as directed in writing by the Owner Trustee an appropriate instrument releasing the Aircraft and the Engines from the Lien of this Trust Indenture and releasing the Lease, the Guarantee, the Purchase Agreement, and the Purchase Agreement Assignment with the Consent and Agreement attached thereto from the assignment and pledge thereof hereunder and the Indenture Trustee shall execute and deliver such instrument as aforesaid and give written notice thereof to Lessee; provided, however, that this Trust Indenture and the trusts created hereby shall earlier terminate and this Trust Indenture shall be of no further force or effect upon any sale or other final disposition by the Indenture Trustee of all property constituting part of the Trust Indenture Estate and the final distribution by the Indenture Trustee of all monies or other property or proceeds constituting part of the Trust Indenture Estate in accordance with the terms hereof. Except as aforesaid otherwise provided, this Trust Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

            SECTION 10.02. No Legal Title to Trust Indenture Estate in Certificate Holders. No holder of a Secured Certificate shall have legal title to any part of the Trust Indenture Estate. No transfer, by operation of law or otherwise, of any Secured Certificate or other right, title and interest of any Certificate Holder in and to the Trust Indenture Estate or hereunder shall operate to terminate this Trust Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Trust Indenture Estate.

            SECTION 10.03. Sale of Aircraft by Indenture Trustee Is Binding. Any sale or other conveyance of the Trust Indenture Estate, or any part thereof (including any part thereof or interest therein), by the Indenture Trustee made pursuant to the terms of this Trust Indenture shall bind the Certificate Holders and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, the Owner Trustee, the Owner Participant and such holders in and to such Trust Indenture Estate or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Indenture Trustee.

            SECTION 10.04. Trust Indenture for Benefit of Owner Trustee, Indenture Trustee, Owner Participant, Lessee and Certificate Holders. Nothing in this Trust Indenture, whether express or implied, shall be construed to give any person other than the Owner Trustee, the Indenture Trustee, the Owner Participant, Lessee and the Certificate Holders, any legal or equitable right, remedy or claim under or in respect of this Trust Indenture.

            SECTION 10.05. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Trust Indenture to be made, given, furnished or filed shall be in writing, personally delivered or mailed by certified mail, postage prepaid, or by facsimile or confirmed telex, and (i) if to the Owner Trustee, addressed to it at its office at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department (Telecopy No. (801) 246-5053), with a copy to the Owner Participant addressed as provided in clause (iii) below, (ii) if to the Indenture Trustee, addressed to it at its office at Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department (Telecopy No. (617) 664-5371), (iii) if to any Participant, Lessee or any Certificate Holder, addressed to such party at such address as such party shall have furnished by notice to the Owner Trustee and the Indenture Trustee, or, until an address is so furnished, addressed to the address of such party (if any) set forth on the signature pages to the Refunding Agreement or in the Secured Certificate Register. Whenever any notice in writing is required to be given by the Owner Trustee, any Participant or the Indenture Trustee or any Certificate Holder or Lessee to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, or if such notice is mailed by certified mail, postage prepaid, three Business Days after being mailed, addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Trust Indenture.

            SECTION 10.06. Severability. Any provision of this Trust Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 10.07. No Oral Modification or Continuing Waivers. No term or provision of this Trust Indenture or the Secured Certificates may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Owner Trustee and the Indenture Trustee, in compliance with
Section 9.01 hereof. Any waiver of the terms hereof or of any Secured Certificate shall be effective only in the specific instance and for the specific purpose given.

            SECTION 10.08. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Certificate Holder shall bind the successors and assigns of such holder. This Trust Indenture and the Trust Indenture Estate shall not be affected by any amendment or supplement to the Trust Agreement or by any other action taken under or in respect of the Trust Agreement, except that each reference in this Trust Indenture to the Trust Agreement shall mean the Trust Agreement as amended and supplemented from time to time to the extent permitted hereby, thereby and by the Participation Agreement. Each Certificate Holder by its acceptance of a Secured Certificate agrees to be bound by this Trust Indenture and all provisions of the Participation Agreement applicable to a Loan Participant or a Certificate Holder.

            SECTION 10.09. Headings. The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            SECTION 10.10. Normal Commercial Relations. Anything contained in this Trust Indenture to the contrary notwithstanding, the Owner Trustee, the Indenture Trustee, any Participant or any bank or other Affiliate of such Participant may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Lessee, fully to the same extent as if this Trust Indenture were not in effect, including without limitation the making of loans or other extensions of credit to Lessee for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

            SECTION 10.11. Governing Law; Counterpart Form. THIS TRUST INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS TRUST INDENTURE IS BEING DELIVERED IN THE STATE OF NEW YORK. This Trust Indenture may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            SECTION 10.12. Voting by Certificate Holders. All votes of the Certificate Holders shall be governed by a vote of a Majority in Interest of Certificate Holders, except as otherwise provided herein.

            SECTION 10.13. Bankruptcy. It is the intention of the parties that the Owner Trustee, as lessor under the Lease (and the Indenture Trustee as assignee of the Owner Trustee hereunder), shall be entitled to the benefits of
Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts as provided in the Lease in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Document, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

            SECTION 10.14. No Action Contrary to Lessee's Rights Under the Lease. Notwithstanding any of the provisions of this Trust Indenture or the Trust Agreement to the contrary, neither the Indenture Trustee nor the Owner Trustee will take any action contrary to Lessee's rights under the Lease, including the right to possession and use of, and the quiet enjoyment of, the Aircraft, except in accordance with provisions of the Lease.

            IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.

                                    FIRST SECURITY BANK,
                                    NATIONAL ASSOCIATION,
                                      not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee, Owner Trustee

                                    By: s/ Greg A. Hawley
                                       -----------------------------------------
                                       Name:  Greg A. Hawley
                                       Title: Vice President


                                    STATE STREET BANK AND TRUST
                                    COMPANY,
                                      not in its individual capacity, except as expressly provided herein, but solely as Indenture Trustee, Indenture Trustee


                                    By: s/ Donald E. Smith
                                       -----------------------------------------
                                       Name:  Donald E. Smith
                                       Title: Vice President

                                                                    EXHIBIT A TO
                                                                 TRUST INDENTURE
                                                                    AND MORTGAGE

                    TRUST AGREEMENT AND INDENTURE SUPPLEMENT

                                   [NW 1997 J]

            This TRUST AGREEMENT AND INDENTURE SUPPLEMENT [NW 1997 J], dated _______ __, _____ (herein called this "Trust Indenture Supplement") of FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee (herein called the "Owner Trustee") under that certain Trust Agreement [NW 1997 J] dated as of September 25, 1997 (the "Trust Agreement"), between the Owner Trustee and the Owner Participant named therein.

                              W I T N E S S E T H:

            WHEREAS, the TRUST INDENTURE AND SECURITY AGREEMENT [NW 1997 J], dated as of September 25, 1997 (as amended and supplemented to the date hereof, the "Trust Indenture") between the Owner Trustee and STATE STREET BANK AND TRUST COMPANY, as Indenture Trustee (the "Indenture Trustee"), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Indenture Trustee; and

            WHEREAS, the Trust Indenture relates to the Airframe and Engines described below, and a counterpart of the Trust Indenture is attached hereto and made a part hereof and this Trust Indenture Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the FAA as one document;

            NOW, THEREFORE, this Trust Indenture Supplement witnesseth that the Owner Trustee hereby confirms that the Lien of the Trust Indenture on the Trust Indenture Estate covers all of Owner Trustee's right, title and interest in and to the following described property:

                                    AIRFRAME

            One airframe identified as follows:

                                                 FAA
                                             Registration      Manufacturer's
     Manufacturer             Model             Number         Serial Number
   ---------------       ---------------    ---------------   ----------------


together with all of the Owner Trustee's right, title and interest in and to all Parts of whatever nature, whether now owned or hereinafter acquired and which are from time to time incorporated or installed in or attached to said airframe.

AIRCRAFT ENGINES

            Four aircraft engines, each such engine having 750 or more rated take-off horsepower or the equivalent thereof, identified as follows:

         Manufacturer            Manufacturer's Model        Serial Number
         ------------            --------------------        -------------


together with all of Owner Trustee's right, title and interest in and to all Parts of whatever nature, whether now owned or hereafter acquired and which are from time to time incorporated or installed in or attached to any of such engines.

            Together with all of Owner Trustee's right, title and interest in and to all Parts of whatever nature, which from time to time are included within the definition of "Airframe" or "Engine", whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts).

            As further security for the obligations referred to above and secured by the Trust Indenture and hereby, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Loan Participants and of the Certificate Holders, in the trust created by the Trust Indenture, all of the right, title and interest of the Owner Trustee in, to and under the Lease Supplement [of even date herewith] covering the property described above.

            Notwithstanding any provision hereof, no Excluded Payment shall constitute security for any of the aforementioned obligations.

            TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Certificate Holders, except as provided in Section 2.15 and Article III of the Trust Indenture without any preference, distinction or priority of any one Secured Certificate over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

            This Trust Indenture Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof. The Trust Indenture is each hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

            This Trust Indenture Supplement is being delivered in the State of New York.

            AND, FURTHER, the Owner Trustee hereby acknowledges that the Aircraft referred to in this Trust Indenture Supplement and the aforesaid Lease Supplement has been delivered to the Owner Trustee and is included in the property of the Owner Trustee covered by all the terms and conditions of the Trust Agreement, subject to the pledge and mortgage thereof under the Trust Indenture.

            IN WITNESS WHEREOF, the Owner Trustee has caused this Trust Indenture Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

                                  FIRST SECURITY BANK,
                                  NATIONAL ASSOCIATION,
                                    not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee, Owner Trustee


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                   SCHEDULE I


                                Principal Amount         Interest Rate
                                ----------------         -------------

Series A.........                $10,574,426.83             7.068%

Series B.........                 $3,474,730.05             7.248%

Series C.........                 $1,983,999.99             7.039%


                                  Schedule I-1

                        Secured Certificates Amortization

                                    SERIES A

                                Aircraft: N5__XJ


                                           Percentage of Principal
                Payment Date                  Amount to be Paid
                ------------               -----------------------


                                  Schedule I-2

                                    SERIES B

                                Aircraft: N5__XJ


                                           Percentage of Principal
                Payment Date                  Amount to be Paid
                ------------               -----------------------


                                  Schedule I-3

                                    SERIES C

                                Aircraft: N5__XJ


                                           Percentage of Principal
                Payment Date                  Amount to be Paid
                ------------               -----------------------


                                  Schedule I-4

                                   SCHEDULE II

                          PASS THROUGH TRUST AGREEMENTS

1. Pass Through Trust Agreement, dated as of June 3, 1996, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company, as supplemented by Trust Supplement No. 1997-1A, dated as of September 25, 1997.

2. Pass Through Trust Agreement, dated as of June 3, 1996, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company, as supplemented by Trust Supplement No. 1997-1B, dated as of September 25, 1997.

3. Pass Through Trust Agreement, dated as of June 3, 1996, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company, as supplemented by Trust Supplement No. 1997-1C, dated as of September 25, 1997.


                                  Schedule I-1

                              ANNEX A [NW 1997 J]

                                   DEFINITIONS

            Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of the Operative Documents referred to below which are being executed and delivered on or prior to the Certificate Closing Date (as such term is defined below) and shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Annex A and the provisions of any Operative Document, the provisions of such Operative Document shall control the construction of such Operative Document.

            "Actual Knowledge" shall mean, (i) as it applies to the Owner Trustee or Indenture Trustee, as the case may be, actual knowledge of a Responsible Officer in the Trust Office of the Owner Trustee or in the Corporate Trust Office of the Indenture Trustee, as the case may be, and (ii) as it applies to the Owner Participant, actual knowledge of a vice president or other higher officer of the Owner Participant having responsibility for the transactions contemplated by the Operative Documents.

            "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such person whether through the ownership of voting securities or by contract or otherwise.

            "Aircraft" means the Airframe to be delivered and leased under the Lease (or any airframe from time to time substituted for such Airframe pursuant to Section 10(a) of the Lease) together with the four Engines initially leased under the Lease (or any engine substituted for either of such Engines pursuant to the terms of the Lease), whether or not any of such initial or substituted Engines may from time to time be installed on such initial or substituted Airframe or may be installed on any other airframe or on any other aircraft. Prior to delivery of the Lease, references in the Operative Documents to Aircraft shall mean the British Aerospace Avro 146-RJ85A airframe bearing manufacturer's serial number E2323 and anticipated to bear FAA registration number N510XJ, together with four AlliedSignal LF507 type engines.

            "Airframe" means: (i) the British Aerospace Avro 146-RJ85A aircraft (except Engines or engines from time to time installed thereon) specified in the initial Lease Supplement, which aircraft shall be leased by Lessor to Lessee under the Lease and under such Lease Supplement, and any aircraft (except Engines or engines from time to time installed thereon) which may from time to time be substituted for such aircraft (except Engines or engines from time to time installed thereon) pursuant to clause (ii) of the first paragraph of
Section 10(a) of the Lease; and (ii) any and all Parts (A) so long as the same shall be incorporated or installed in or attached to such aircraft (except Engines or engines from time to time installed thereon), or (B) so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from such aircraft (except Engines or engines from time to


                                 Schedule II-1
time installed thereon); provided, however, that at such time as an aircraft (except Engines or engines from time to time installed thereon) shall be deemed part of the property leased under the Lease in substitution for the Airframe pursuant to the applicable provisions of the Lease, the replaced Airframe shall cease to be an Airframe under the Lease.

            "Amortization Amount" shall mean, with respect to any Principal Amount Repayment Date, the amount set forth opposite such Date on the Amortization Schedule.

            "Amortization Schedule" shall mean the amortization schedule for the Secured Certificates delivered pursuant to Section 2.02 of the Trust Indenture.

            "Applicable Rate" means as of any date the weighted average of the interest rates borne by the Secured Certificates then outstanding and, if no Secured Certificates shall be outstanding, the Base Rate.

            "Assumptions" has the meaning set forth in Section 1(c)(ii) of the Participation Agreement.

            "Average Life Date" for each Secured Certificate to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Secured Certificate. "Remaining Weighted Average Life" of such Secured Certificate, at the redemption date of such Secured Certificate, shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Secured Certificate, by (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment; by
(b) the then unpaid principal amount of such Secured Certificate.

            "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

            "Base Rate" means the rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time as its base rate.

            "Basic Rent" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 3(c) of the Lease as adjusted as provided in
Section 3(d) of the Lease but subject always to the provisions of Section 3(d)(v) of the Lease and, for any Renewal Term, Basic Rent determined pursuant to Section 19 of the Lease.

            "Basic Term" means the term for which the Aircraft is to be leased under the Lease pursuant to Section 3(a) of the Lease commencing on the Delivery Date and ending on a date approximately 20 years later, or such earlier date as the Lease may be terminated in accordance with the provisions of the Lease.

            "Beneficial Interest" means the interest of the Owner Participant (or the Initial Owner Participant, as the case may be) under the Trust Agreement.

            "Bill of Sale" means a full warranty bill of sale covering the Aircraft, executed by Lessee in favor of the Owner Trustee, dated the Delivery Date, specifically referring to the Airframe and each Engine, which Bill of Sale shall contain, among other things, a statement that such Bill of Sale thereby conveys to the Owner Trustee good title to the Airframe and each Engine described in such Bill of Sale, free and clear of all liens, encumbrances and rights of others except Liens permitted by clause (v) of Section 6 of the Lease.

            "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of New York, New York; Boston, Massachusetts; or Minneapolis, Minnesota.

            "Cash Equivalents" (i) on or prior to the earliest to occur of (i) the Delivery Date, (ii) the date of assumption by Lessee of the Secured Certificates and (iii) the date of redemption of the Secured Certificates pursuant to Section 2.10(c), (d) or (e) of the Trust Indenture, shall mean (a) direct obligations of the United States or obligations fully guaranteed by the United States, (b) commercial paper rated A-1/P-1 by S&P and Moody's, respectively, or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization, (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than eight months following the date of such investment, (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, or (e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million, and (ii) after the date specified in clause (i) above, shall mean the investments specified in
Section 22(a) of the form of Lease attached as Exhibit C to the Participation Agreement.

            "Certificate Closing" means the closing of the transactions to be consummated on the Certificate Closing Date.

            "Certificate Closing Date" means the date of closing with respect to the purchase of Secured Certificates by the Pass Through Trustees contemplated by Section 1(a) of the Participation Agreement.

            "Certificate Closing Documents" has the meaning specified in Section 4(a)(iii) of the Participation Agreement.

            "Certificate Holder" shall mean any holder from time to time of one or more Secured Certificates.

            "Certificated Air Carrier" means a Citizen of the United States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

            "Citizen of the United States" has the meaning specified in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States of America enacted in substitution or replacement therefor.

            "Civil Reserve Air Fleet Program" means the Civil Reserve Air Fleet Program currently administered by the United States Air Force Air Mobility Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Collateral Account" means the deposit account established and maintained pursuant to Section 2.16 of the Trust Indenture.

            "Collateral Account Control Agreement" means the Collateral Account Control Agreement [NW 1997 J], dated as of September 25, 1997, among State Street Bank and Trust Company, the Indenture Trustee and the Owner Trustee.

            "Commitment" means the amount of the Owner Participant's participation in Lessor's Cost for the Aircraft required to be made available or paid as provided in Section 1(d) of the Participation Agreement.

            "Consent and Agreement" means the Consent and Agreement [NW 1997 J], substantially in the form attached to the form of Purchase Agreement Assignment attached as Exhibit B to the Participation Agreement to be dated as of and entered into on the Delivery Date, executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

            "Continuous Stay Period" shall have the meaning specified in Section 4.04(a) of the Trust Indenture.

            "Contract Rights" means all of Lessee's right, title and interest in and to Part H and Part J of the Manufacturer Support Agreement, as and to the extent that the same relate to the warranties with respect to the Aircraft, including, without limitation, (a) all claims for damages in respect of the Aircraft arising as a result of any default by the Manufacturer under Part H or Part J of the Manufacturer Support Agreement, including, without limitation, all warranty, service life policy and indemnity provisions in Part H and Part J of the Manufacturer

Support Agreement in respect of the Aircraft and all claims thereunder and (b) any and all rights of Lessee to compel performance of the terms of Part H and Part J of the Manufacturer Support Agreement in support thereof.

            "Corporate Trust Department" or "Trust Office" means the principal corporate trust office of the Owner Trustee located at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to Lessee, the Indenture Trustee, the Owner Participant and each Certificate Holder.

            "Corporate Trust Office" shall mean the principal office of the Indenture Trustee located at Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to Lessee, the Owner Trustee, the Loan Participants and each Certificate Holder.

            "Cut-Off Date" means the earlier of (x) the Prepayment Date and (y) the 90th day after the last day of the calendar month in which the Manufacturer Delivery occurs.

            "Debt" shall mean any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction, or other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments or for the deferred purchase price of property, goods or services.

            "Debt Portion" means the amount specified as such on Schedule II to the Participation Agreement.

            "Debt Rate" shall mean, with respect to any Series, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the Trust Indenture.

            "Default" (a) for purposes of the Operative Documents other than the Trust Indenture, means any event which with the giving of notice or the lapse of time or both would become an Event of Default (as defined for purposes of the Operative Documents other than the Trust Indenture) and (b) for purposes of the Trust Indenture, means any condition or event that with the giving of notice or the lapse of time or both would become an Event of Default pursuant to Section
4.02 of the Trust Indenture or Lease Event of Default (excluding Lease Events of Default relating to Excluded Payments).

            "Delivery Date" means the date of the initial Lease Supplement for the Aircraft, which date shall be the date the Aircraft is leased by Lessor to Lessee and accepted by Lessee under the Lease.

            "Delivery Date Closing" means the closing of the transactions to be consummated on the Delivery Closing Date.

            "Delivery Documents" has the meaning specified in Section 5(a)(v) of the Participation Agreement.

            "Delivery Notice" means notice of the Aircraft's Delivery Date, given by the Lessee as provided in Section 2 of the Participation Agreement and including any notice with respect to a postponed Delivery Date given by Lessee pursuant to Section 1(e)(iii) of the Participation Agreement.

            "Depreciation Period" means the period commencing on the Delivery Date and ending on the eighth December 31st thereafter, or such earlier date as the Lease may be terminated in accordance with the provisions thereof.

            "Determination Date" means the earlier of (i) the 30th day following the Cut-Off Date and (ii) the Prepayment Date.

            "Dollars" and "$" means the lawful currency of the United States of America.

            "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with a corporate trust department of a depository institution with corporate trust powers organized under the laws United States or any state thereof or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution also has a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch.

            "Eligible Institution" means a depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any case at all times (a) has either (x) a long-term unsecured debt rating of Aa2 by Moody's or (y) a short-term certificate of deposit rating of P-1 by Moody's, (b) has either (x) a long-term unsecured debt rating of at least AA by S&P or (y) a short-term certificate of deposit rating of A-1+ by S&P and (c) is a member of the Federal Deposit Insurance Corporation.

            "Enforcement Date" shall have meaning specified in Section 4.03 of the Trust Indenture.

            "Engine" means (i) each of the four AlliedSignal LF507 type engines listed by manufacturer's serial number in the initial Lease Supplement, whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or on any other aircraft; and (ii) any engine which may from time to time be substituted, pursuant to the terms of the Lease, for either of such four engines, together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of
Section 8 of the Lease after removal from such Engine; provided, however, that at such time as an engine shall be deemed part of the property leased under the Lease in substitution for an Engine pursuant to the applicable provisions of the Lease, the replaced Engine shall cease to be an Engine hereunder. The term "Engines" means, as of any date of determination, all Engines then leased under the Lease.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "Event of Default" (a) for purposes of the Trust Indenture, has the meaning specified in Section 4.02 of the Trust Indenture and (b) for purposes of the Operative Documents other than the Trust Indenture, means each of the following events (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) so long as, but only as long as, such event shall not have been remedied:

      (x) Lessee shall have failed to make any payment under the Participation Agreement after the same shall have become due and such failure shall continue for ten (10) Business Days after Lessee's receipt of written demand therefor by the party entitled thereto (provided that any failure of Lessee to pay to Lessor when due any Excluded Payments (as defined in the Trust Indenture) shall not constitute an Event of Default unless notice is given by the Owner Participant to Lessee and the Indenture Trustee that such failure shall constitute an Event of Default); or

      (y) Lessee shall have failed to perform or observe (or caused to be performed and observed) in any material respect any covenant or agreement to be performed or observed by it under any Operative Document, and such failure shall continue unremedied for a period of thirty (30) days after receipt by Lessee of written notice thereof from the Indenture Trustee; or

      (z) any representation or warranty made by Lessee in the Participation Agreement or any document or certificate furnished by Lessee in connection therewith or pursuant thereto (except for representations or warranties contained in the Pass Through Trust Agreement or the Underwriting Agreement or any document or instrument furnished pursuant to either thereof) shall prove to have been incorrect in any material respect at the time made and such incorrectness shall not have been cured (to the extent of the adverse impact of such incorrectness on the interests of the Owner Trustee or the Certificate Holders) within thirty (30) days after the receipt by Lessee of a written notice from the Indenture Trustee advising Lessee of the existence of such incorrectness.

            "Event of Loss" with respect to the Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Lessee (or any Sublessee) for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property, or the confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property (other than a requisition for use by the United States Government or any other government of registry of the Aircraft, or any agency or instrumentality of any thereof) which in the case of any event referred to in this clause (iii) (other than a requisition of title) shall have resulted in the loss of possession of such property by Lessee (or any Sublessee) for a period in excess of 180 consecutive days or, in the case of a requisition of title, the requisition of title shall not have been reversed within 90 days from the date of such requisition of title; (iv) as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration or other governmental body of the government of registry of the Aircraft having jurisdiction, the use of such property in the normal course of the business of air transportation shall have been prohibited for a period of 180 consecutive days, unless Lessee (or any Sublessee), prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee (or such Sublessee), but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to the entire U.S. registered fleet of British Aerospace Avro 146-RJ85A aircraft of Lessee (or any Sublessee) and Lessee (or a Sublessee), prior to the expiration of such two-year period, shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against the Aircraft in so conforming the Aircraft, all steps which are necessary or desirable to permit the normal use of the Aircraft by Lessee (or such Sublessee), but in any event if such use shall have been prohibited for a period of three years or such use shall be prohibited at the expiration of the Term; (v) the requisition for use by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, which shall have occurred during the Basic Term (or any Renewal Term) and shall have continued for thirty (30) days beyond the Term, provided, however, that no Event of Loss pursuant to this clause (v) shall exist if Lessor shall have furnished to Lessee the written notice specified in Section 10(d) of the Lease; and (vi) any divestiture of title to or interest in an Engine treated as an Event of Loss pursuant to Section 7(b) of the Lease. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

            "Excess Amount", for purposes of the Trust Indenture, shall have the meaning specified in Section 2.03(b) of the Trust Indenture and, for purposes of the Operative Documents other than the Trust Indenture, means for a Lease Period Date an amount equal to the amount determined by multiplying Lessor's Cost by the percentage set forth in Exhibit B to the Lease under the heading "Excess Amount" opposite such Lease Period Date.

            "Excluded Payments" shall mean (i) indemnity payments paid or payable by Lessee to or in respect of the Owner Participant or the Owner Trustee in its individual capacity, their respective Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents (collectively, the "Owner Indemnitees") pursuant to Sections 7(b), 7(c), 16 and 17 of the Participation Agreement, (ii) proceeds of public liability insurance in respect of the Aircraft payable as a result of insurance claims made, or losses suffered, by the Owner Trustee or the Indenture Trustee in their respective individual capacities or by any of the Owner Indemnitees, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) or any other Owner Indemnitee and permitted under Section 11(e) of the Lease, (iv) all payments required to be made under the Tax Indemnity Agreement by Lessee and all payments of Supplemental Rent by Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) fees payable to the Owner Trustee or the Indenture Trustee pursuant to the last sentence of Section 7(c) of the Participation Agreement, (vi) provided that the Secured Certificates shall have been duly assumed by Lessee pursuant to Section 2.13 of the Trust Indenture, the amounts payable to the Owner Trustee pursuant to the third sentence of Section 19(d) of the Lease plus all reasonable expenses incurred by the Owner Trustee and the Owner Participant in connection with such assumption, as applicable, (vii) any payment of the foregoing under the Guarantee, (viii) interest accrued on any of the above, and (ix) any right to enforce the payment of any amount described in clauses (i) through (viii) above and the right to declare an Event of Default in respect of any of the foregoing amounts.

            "Expenses" has the meaning specified in Section 7(c) of the Participation Agreement.

            "FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be approved by the Federal Aviation Administration on the Delivery Date for the Aircraft, executed by Lessee in favor of the Owner Trustee and dated the Delivery Date.

            "Federal Aviation Act" means that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

            "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to their functions.

            "Foreign Air Carrier" means any air carrier which is not a U.S. Air Carrier and which performs maintenance, preventative maintenance and inspections for the Aircraft, Airframe and/or any Engine or engine to standards which are approved by, or which are substantially equivalent to those required by, the Federal Aviation Administration, the Civil Aviation Authority of the United Kingdom, the Direction Generale de l'Aviation Civile of the French Republic, the Luftfahrt Bundesamt of the Federal Republic of Germany, the Rijflauchtraatdienst of the Kingdom of the Netherlands, the Ministry of Transportation of

Japan or the Federal Ministry of Transport of Canada (and any agency or instrumentality of the applicable government succeeding to the functions of any of the foregoing entities).

            "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

            "Guarantee" means the Guarantee [NW 1997 J], dated as of the Certificate Closing Date, made by the Guarantor, as such Guarantee may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

            "Guarantor" means Northwest Airlines Corporation, a Delaware corporation.

            "Indemnitee" means (i) the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, (ii) the Indenture Trustee, (iii) the Owner Participant, (iv) the Trust Estate, (v) the Loan Participants and each other Certificate Holder, (vi) the Subordination Agent, (vii) the Liquidity Provider, (viii) the Pass Through Trustees, (ix) each Affiliate of the Persons described in clauses (i) through (iv), inclusive, (x) each Affiliate of the Persons described in clauses (vi), (vii) and (viii), (xi) the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (viii), inclusive, (xii) the successors and permitted assigns of the Persons described in clauses (i) through (iv), inclusive, and (xiii) the successors and permitted assigns of the Persons described in clauses (v), (vi), (vii) and (viii).

            "Indenture Agreements" means the Participation Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Guarantee, the Bills of Sale and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

            "Indenture Default" means any event or condition that with the giving of notice or the lapse of time or both would become an Indenture Event of Default or Lease Event of Default (excluding Lease Events of Default related to Excluded Payments).

            "Indenture Event of Default" shall mean an "Event of Default" as defined in clause (a) of the definition of "Event of Default".

            "Indenture Trustee" means the Indenture Trustee under the Trust Indenture, and any entity which may from time to time be acting as indenture trustee under the Trust Indenture.

            "Indenture Trustee Documents" means the Participation Agreement and the Trust Indenture.

            "Indenture Trustee Event" means either (i) the Secured Certificates shall have become due and payable pursuant to Section 4.04(b) of the Trust Indenture or (ii) the Indenture Trustee has taken action or notified Owner Trustee that it intends to take action to foreclose the Lien of the Trust Indenture or otherwise commence the exercise of any significant remedy under the Trust Indenture or the Lease.

            "Indenture Trustee's Liens" means any Lien which arises as a result of (A) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (C) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 7 of the Participation Agreement pursuant to said Section 7, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article IV or V of the Trust Indenture, or a transfer of the Aircraft pursuant to
Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

            "Initial Owner Participant" means Lessee.

            "Intercreditor Agreement" means that certain Intercreditor Agreement among the Pass Through Trustees, the Liquidity Provider and the Subordination Agent.

            "Law" shall mean (a) any constitution, treaty, statute, law, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

            "Lease Agreement", "the Lease Agreement", "the Lease", or "the Agreement", mean the Lease Agreement [NW 1997 J], substantially in the form of Exhibit C to the Participation Agreement, to be dated as of and entered into on the Delivery Date, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof and in accordance with the Trust Agreement and the Trust Indenture, including, without limitation, supplementation thereof by one or more Lease Supplements entered into pursuant to the applicable provisions thereof.

            "Lease Default" shall mean a "Default" as defined in clause (a) of the definition of "Default".

            "Lease Event of Default" shall mean an "Event of Default" as defined in clause (b) of the definition of "Event of Default".

            "Lease Period Date" means the first January 2 or July 2 after the Delivery Date and each January 2 and July 2 thereafter, to and including the last such date in the Term.

            "Lease Supplement" means a Lease Supplement, substantially in the form of Exhibit A to the Lease, to be entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of the Lease Agreement, and any subsequent Lease Supplement entered into in accordance with the terms thereof.

            "Lessee" shall mean Northwest Airlines, Inc., a Minnesota corporation.

            "Lessee Documents" means the Participation Agreement, the Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement (insofar as it relates to the Aircraft), the FAA Bill of Sale, the Bill of Sale, the Purchase Agreement Assignment and the Tax Indemnity Agreement.

            "Lessee Operative Documents" means the Participation Agreement, the Lease, Lease Supplement No. 1, the Tax Indemnity Agreement, the Purchase Agreement Assignment, the FAA Bill of Sale and the Bill of Sale.

            "Lessor Liens" means any Lien or disposition of title or interest arising as a result of (i) claims against Lessor, First Security Bank, National Association, in its individual capacity, or the Owner Participant not related to the transactions contemplated by the Operative Documents, (ii) any act or omission of the Owner Participant, Lessor, or First Security Bank, National Association, in its individual capacity, which is not related to the transactions contemplated by the Operative Documents or is in violation of any of the terms of the Operative Documents, (iii) claims against the Owner Participant, Lessor, or First Security Bank, National Association, in its individual capacity, with respect to Taxes or Expenses against which Lessee is not required to indemnify the Owner Participant, Lessor or First Security Bank, National Association, in its individual capacity, pursuant to Section 7 of the Participation Agreement or (iv) claims against Lessor or the Owner Participant arising out of any transfer by Lessor or the Owner Participant of all or any portion of the respective interests of Lessor or the Owner Participant in the Aircraft, the Trust Estate or the Operative Documents other than the transfer of possession of the Aircraft by Lessor pursuant to this Agreement, the transfer pursuant to the Trust Indenture or a transfer of the Aircraft pursuant to
Section 9, 10 or 19 of the Lease or pursuant to the exercise of the remedies set forth in Section 15 thereof, provided, however, that any Lien which is attributable solely to First Security Bank, National Association or the Owner Participant and would otherwise constitute a Lessor Lien hereunder shall not constitute a Lessor Lien hereunder so long as (1) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Aircraft, (2) the existence of such Lien does not interfere in any way with the use, possession, operation, or quiet enjoyment of the Aircraft by Lessee (or any Sublessee), (3) the existence of such Lien does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, (4) First Security Bank, National Association or the Owner Participant, as appropriate, is diligently contesting such Lien and (5) the existence of such Lien does not pose a material threat of interference with the payment of Rent (other than Excluded Payments in favor of First Security Bank, National Association or the Owner Participant, as appropriate).

            "Lessor's Cost" for the Aircraft means the amount denominated as such in Exhibit B to the Lease.

            "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease, sub-sublease or security interest.

            "Liquid Collateral" means all amounts and securities deposited from time to time in the Collateral Account and all of the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Cash Equivalents or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing.

            "Liquidity Facilities" means the three Revolving Credit Agreements between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof, in each case as the same may be amended, modified or supplemented.

            "Liquidity Provider" means The Royal Bank of Canada, as Class A Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider under the Liquidity Facilities, or any successor thereto.

            "Loan Participant" means each Purchaser and its respective successors and registered assigns, including any Certificate Holder.

            "Loan Participant Liens" means any Lien which arises from acts or claims against any Loan Participant not related to the transactions contemplated by the Operative Documents.

            "Loss Payment Date" has the meaning specified in Section 10(a) of the Lease.

            "Losses" has the meaning specified in Section 18 of the Participation Agreement.

            "Majority in Interest of Certificate Holders" as of a particular date of determination shall mean the holders of more than a majority in aggregate unpaid Principal Amount of all Secured Certificates outstanding as of such date (excluding any Secured Certificates held by the Owner Trustee or the Owner Participant or any interests of the Owner Participant therein by reason of subrogation pursuant to Section 4.03 of the Trust Indenture (unless all Secured Certificates then outstanding shall be held by the Owner Trustee or the Owner Participant) or Lessee or any affiliate of any thereof).

            "Make-Whole Amount" means, with respect to any Secured Certificate, the amount (as determined by an independent investment banker selected by Lessee and reasonably acceptable to the Indenture Trustee and the Owner Participant) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Secured Certificate computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Secured Certificate plus accrued interest. For purposes of determining the Make-Whole Amount, "Treasury Yield" at the time of determination with respect to any Secured Certificate means the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Secured Certificate and trading in the public securities market either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Secured Certificate and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Secured Certificate, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Secured Certificate is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date.

            "Make-Whole Termination Date" with respect to the Series A Secured Certificates, means July 2, 2010; with respect to the Series B Secured Certificates, means July 2, 2008; and with respect to the Series C Secured Certificates, means October 2, 2003.

            "Mandatory Document Terms" means the terms set forth on Schedule V to the Participation Agreement.

            "Mandatory Economic Terms" means the terms set forth on Schedule IV to the Participation Agreement.

            "Manufacturer" means British Aerospace (Operations) Limited, a limited company incorporated under the laws of England and Wales, and its successors and assigns.

            "Manufacturer Delivery" means the date the Aircraft is delivered by the Manufacturer to Lessee, and accepted by Lessee, pursuant to the Purchase Agreement.

            "Manufacturer Documents" means the Purchase Agreement, the Residual Agreement and the Consent and Agreement.

            "Manufacturer Support Agreement" means the Manufacturer Support Agreement, dated February 5, 1997, between the Manufacturer and Lessee.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgage" means any mortgage entered into by Lessee with respect to the Aircraft prior to the Delivery Date.

            "Mortgaged Property" shall have the meaning specified in Section
3.03 of the Trust Indenture.

            "Net Economic Return" shall have the meaning ascribed to such term in paragraph 2 of Exhibit E to the Lease.

            "Operative Documents" and "Operative Document" means each of the Participation Agreement, the Lease, the Trust Indenture, the Trust Agreement, an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee, the Tax Indemnity Agreement, the Lease Supplement covering the Aircraft, the Trust Supplement covering the Aircraft, the Secured Certificates, the Bill of Sale, the FAA Bill of Sale, the Purchase Agreement (insofar as it relates to the Aircraft), the Guarantee, the Residual Agreement, the Collateral Account Control Agreement, the Purchase Agreement Assignment and the Consent and Agreement.

            "Overall Transaction" means all the transactions contemplated by the Operative Documents.

            "Owner Indemnitee" shall have the meaning specified in the definition of Excluded Payments herein.

            "Owner Participant" shall mean the corporation to whom on the Delivery Date (or, if earlier, the Transfer Date) the Initial Owner Participant shall transfer its Beneficial Interest pursuant to Section 1(b) or 1(d) of the Participation Agreement, and thereafter any Person to which such corporation transfers all or any portion of its right, title and interest in and to the Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted by Section 8.01 of the Trust Agreement and Section 8 of the Participation Agreement.

            "Owner Participant Documents" means the Participation Agreement, the Trust Agreement, and the Tax Indemnity Agreement.

            "Owner Trustee" means the entity executing the Participation Agreement as Owner Trustee and any entity appointed as successor Owner Trustee pursuant to Section 9.01 of the Trust Agreement, and references to a predecessor Owner Trustee in its individual capacity by name in the Operative Documents shall include such successor Owner Trustee in its individual capacity from and after such succession.

            "Owner Trustee Documents" means the Participation Agreement, the Trust Agreement, the Trust Supplement covering the Aircraft, the Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement Assignment, the Residual Agreement, the Trust Indenture and the Secured Certificates.

            "Participants" shall mean and include the Loan Participants, the Initial Owner Participant and the Owner Participant.

            "Participation Agreement" means that certain Participation Agreement [NW 1997 J], dated as of the Certificate Closing Date, among Lessee, the Guarantor, the Purchasers, the Indenture Trustee, the Subordination Agent, the Initial Owner Participant and Owner Trustee, as such Participation Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

            "Parties" means the Owner Trustee, the Indenture Trustee and the Participants.

            "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by Lessee from a third party (other than Lessor) and (c) cargo containers) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto shall remain vested in Lessor in accordance with Section 8 of the Lease after removal therefrom.

            "Pass Through Certificates" means the pass through certificates to be issued by the Pass Through Trustee in connection with the Overall Transaction.

            "Pass Through Trust Agreement" means the pass through trust agreement and each of the three separate pass through trust supplements referred to on Schedule I to the Participation Agreement.

            "Pass Through Trustee" means State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as trustee under each Pass Through Trust Agreement, and each other person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

            "Past Due Rate" (A) with respect to the Secured Certificates, means the rate per annum equal to 2% over the Debt Rate as in effect from time to time and (B) for purposes of the Lease, means (i) with respect to the portion of any payment of Rent that may be required by the Trust Indenture to be paid by the Indenture Trustee to the Loan Participants, or the holders of any outstanding Secured Certificates, the rate per annum equal to 2% over the Debt Rate as in effect from time to time and (ii) with respect to the remaining portion of any payment of Rent (and the entire amount of any payment of Rent after the satisfaction and discharge of the Trust Indenture), a rate per annum equal to 1% over the Base Rate.

            "Payment Date" shall mean each January 2 and July 2, commencing on January 2, 1998 (or, if any such day is not a Business Day, the immediately succeeding Business Day) until the Secured Certificates have been paid in full.

            "Permitted Lien" means any Lien referred to in clauses (i) through
(viii) of Section 6 of the Lease.

            "Permitted Sublessee" means any entity domiciled in a country listed in Exhibit F to the Lease.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Predecessor Lease" means any lease entered into by Lessee with respect to the Aircraft prior to the Delivery Date.

            "Prepayment Date" means June 15, 1998.

            "Principal Amount" with respect to a Secured Certificate means the stated original principal amount of such Secured Certificate and, with respect to all Secured Certificates, means the aggregate stated original principal amounts of all Secured Certificates.

            "Principal Amount Repayment Date" shall mean each Payment Date on which any portion of the Principal Amount is due and payable in accordance with the Amortization Schedule.

            "Purchase Agreement" means the Sale and Purchase Agreement, dated as of February 5, 1997, between the Manufacturer and Lessee relating to the purchase by Lessee of the Aircraft (including the Manufacturer Support Agreement), as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

            "Purchase Agreement Assignment" means the Purchase Agreement Assignment [NW 1997 J], dated as of the Delivery Date and substantially in the form of Exhibit B to the Participation Agreement, between Lessee and Lessor, as the same may be amended, supplemented or modified from time to time, with a form of Consent and Agreement to be executed by the Manufacturer attached thereto.

            "Purchasers" means the Pass Through Trustees under each Pass Through Trust Agreement.

            "QIB" shall have the meaning specified in Section 2.08 of the Trust Indenture.

            "Rating Agencies" means collectively, at any time, each nationally recognized agency which shall have been requested to rate the Pass Through Certificates and which shall then be rating the Pass Through Certificates. The initial Rating Agencies shall be S&P and Moody's.

            "Rating Agency Confirmation" means, with respect to any Operative Document that is to be modified in any material respect on the Delivery Date or the Transfer Date, if applicable, a written confirmation from each of the Rating Agencies that the use of such Operative Document with such modifications would not result in (i) a reduction of the rating for any class of Pass Through Certificates below the then current rating for such class of Pass Through Certificates or (ii) a withdrawal or suspension of the rating of any class of Pass Through Certificates.

            "Related Indemnitee Group" means, with respect to any Indemnitee, any officer, director, servant, employee, agent or Affiliate thereof.

            "Renewal Term" shall mean any Fixed Renewal Term or Fair Market Renewal Term as those terms are defined in Section 19 of the Lease.

            "Rent" means Basic Rent and Supplemental Rent, collectively.

            "Reoptimization Date" has the meaning set forth in Section 1(c)(ii) of the Participation Agreement.

            "Replacement Airframe" shall mean any airframe substituted for the Airframe pursuant to Section 5.06 of the Trust Indenture.

            "Replacement Engine" shall mean any engine substituted for an Engine pursuant to Section 5.06 of the Trust Indenture.

            "Residual Agreement" means the Residual Value Agreement (N510XJ), dated as of the Delivery Date, among the Manufacturer, the Owner Participant and the Owner Trustee.

            "Responsible Officer" means with respect to the Owner Trustee, a responsible officer in the Trust Office of the Owner Trustee (including, without limitation, any authorized officer in the Trust Office of the Owner Trustee), and with respect to the Indenture Trustee, a responsible officer in the Corporate Trust Office of the Indenture Trustee.

            "S&P" means Standard & Poor's Ratings Group.

            "Scheduled Delivery Date" means the delivery date specified in the Delivery Notice pursuant to Section 2 of the Participation Agreement.

            "Section 1110 Period" shall have the meaning specified in Section 4.04(a) of the Trust Indenture.

            "Secured Certificates" shall mean and include any Secured Certificates issued under the Trust Indenture, and issued in exchange therefor or replacement thereof.

            "Secured Obligations" shall have the meaning specified in Section
2.06 of the Trust Indenture.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Senior Holder" shall have the meaning specified in Section 2.15(c) of the Trust Indenture.

            "Series A" or "Series A Secured Certificates" means Secured Certificates issued and designated as "Series A" under the Trust Indenture, in the Principal Amount and maturities and bearing interest as specified in
Schedule I to the Trust Indenture under the heading "Series A."

            "Series B" or "Series B Secured Certificates" means Secured Certificates issued and designated as "Series B" under the Trust Indenture, in the Principal Amount and maturities and bearing interest as specified in
Schedule I to the Trust Indenture under the heading "Series B."

            "Series C" or "Series C Secured Certificates" means Secured Certificates issued and designated as "Series C" under the Trust Indenture, in the Principal Amount and maturities and bearing interest as specified in
Schedule I to the Trust Indenture under the heading "Series C."

            "Special Purchase Price" shall mean the amount denominated as such in Exhibit B to the Lease.

            "State Street" means State Street Bank and Trust Company, a Massachusetts trust company, not in its capacity as Indenture Trustee under the Trust Indenture, but in its individual capacity.

            "Stipulated Loss Value" with respect to the Aircraft as of any date through and including the last day of the Basic Term, shall mean, but subject always to the provisions of Section 3(d)(v) of the Lease, the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit C to the Lease opposite the Stipulated Loss Value Date with respect to which the amount is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(d) of the Lease and in Section 7 of the Tax Indemnity Agreement). "Stipulated Loss Value" as of any date after the last day of the Basic Term shall be the amount determined as provided in Section 19(a) of the Lease.

            "Sublease" means any sublease permitted by the terms of Section 7(b)(x) of the Lease.

            "Sublessee" means any Person for so long, but only so long, as such Person is in possession of the Airframe and/or any Engine pursuant to the terms of a Sublease which is then in effect pursuant to Section 7(b)(x) of the Lease.

            "Subordination Agent" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as subordination agent under the Intercreditor Agreement, or any successor thereto.

            "Supplemental Rent" means, without duplication, (a) all amounts, liabilities, indemnities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay under any Lessee Document to or on behalf of Lessor or any other Person, (b) amounts payable by Lessor pursuant to clause (b) of the third paragraph of Section 2.02 of the Trust Indenture, (c) Lessor's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements, and (d) Lessor's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. As used herein, "Lessor's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Secured Certificates and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (as such term is defined in the Intercreditor Agreement).

            "Tax Indemnitee" means (i) the Owner Participant, the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Indenture Trustee, (ii) the respective Affiliates, successors and permitted assigns of each of the entities described in the preceding clause (i), and (iii) the Trust Indenture Estate.

            "Tax Indemnity Agreement" means that certain Tax Indemnity Agreement [NW 1997 J], to be dated as of the Delivery Date, between the Owner Participant and Lessee, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

            "Taxes" means any and all fees (including, without limitation, license, recording, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), license, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any and all penalties, fines, additions to tax and interest thereon (each, individually a "Tax").

            "Term" means the Basic Term and, if actually entered into, any Renewal Term.

            "Termination Date" has the meaning set forth in Section 9(a) of the Lease.

            "Termination Value" with respect to the Aircraft as of any date through and including the last day of the Basic Term, means, but subject always to the provisions of Section 3(d)(v) of the Lease, the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit D to the Lease opposite the Termination Date with respect to which the amount is determined (as such Exhibit D may be adjusted from time to time as provided in Section 3(d) of the Lease and in Section 7 of the Tax Indemnity Agreement).

            "Transaction Expenses" means: all of the reasonable out-of-pocket costs, fees and expenses incurred by the Owner Trustee, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee in connection with the transactions contemplated by the

Participation Agreement, the other Operative Documents, the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities and the Underwriting Agreement (except, in each case, as otherwise provided therein) including, without limitation:

                  (1) the reasonable and actual fees, expenses and disbursements of (A) Bingham, Dana & Gould LLP, special counsel for the Pass Through Trustee and the Indenture Trustee, (B) Ray, Quinney & Nebeker, special counsel for the Owner Trustee, (C) Shearman & Sterling, special counsel for the Underwriters, and (D) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma;

                  (2) the initial fees and reasonable and actual disbursements of the Owner Trustee under the Trust Agreement;

                  (3) the initial fee and reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture;

                  (4) the initial fees and expenses of the Liquidity Provider, the Pass Through Trustee and the Subordination Agent;

                  (5) underwriting fees and commissions;

                  (6) the fees and expenses with respect to the appraisals of the Aircraft;

                  (7) the reasonable fees, expenses and disbursements of special counsel to the Owner Participant, such fees not to exceed the amount previously agreed to by the Owner Participant and Lessee;

                  (8) the fees, expenses and disbursements of Simpson Thacher & Bartlett and Cadwalader, Wickersham & Taft, special counsel for Lessee;

                  (9) the costs of filing and recording documents with the FAA and filing Uniform Commercial Code statements in the United States;

                  (10) the reasonable fees, expenses and disbursements of Powell, Goldstein, Frazer & Murphy LLP, special counsel to the Liquidity Provider;

                  (11) the reasonable fees, expenses and disbursements of Vedder, Price, Kaufman & Kammholz, special counsel to the Manufacturer; and

                  (12) the equity placement fee and reasonable disbursements of Babcock and Brown Financial Corporation.

            "Transactions" means the transactions contemplated by the Participation Agreement and the other Operative Documents.

            "Transfer Date" has the meaning specified in Section 1(b) of the Participation Agreement.

            "Triggering Event" has the meaning specified in the Intercreditor Agreement.

            "Trust Agreement" means that certain Trust Agreement [NW 1997 J], dated as of the Certificate Closing Date, between the Initial Owner Participant and First Security Bank, National Association, in its individual capacity, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof, including, without limitation, supplementation thereof by one or more Trust Supplements entered into pursuant to the applicable provisions thereof.

            "Trust Agreement and Indenture Supplement" or "Trust Supplement" shall mean a supplement to the Trust Agreement and to the Trust Indenture, in substantially the form of Exhibit A to the Trust Indenture, which shall particularly describe the Aircraft, and any Replacement Airframe and Replacement Engine included in the property of the Owner Trustee covered by the Trust Agreement. The initial Trust Agreement and Indenture Supplement shall be dated the Delivery Date.

            "Trust Estate" means the Trust Estate as that term is defined in the Trust Agreement.

            "Trust Indenture", "the Trust Indenture", "Indenture", and "the Indenture" shall mean the Trust Indenture and Security Agreement [NW 1997 J], dated as of the Certificate Closing Date, between Lessor and the Indenture Trustee, as originally executed or as modified, amended or supplemented in accordance with its terms, including supplementing by the Trust Agreement and Indenture Supplement pursuant thereto.

            "Trust Indenture Estate" shall mean all estate, right, title and interest of the Indenture Trustee in and to the properties referred to in the Granting Clause of the Trust Indenture, excluding Excluded Payments.

            "Underwriting Agreement" means that certain Underwriting Agreement, dated as of September 16, 1997, among Lessee, the Guarantor and the underwriters named therein.

            "United States" or "U.S." means the United States of America.

            "U.S. Air Carrier" means any Certificated Air Carrier as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Federal Aviation Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

            "Wet Lease" means any arrangement whereby the Lessee (or any Sublessee) agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines
(i) shall be operated solely by regular employees of Lessee (or any Sublessee) possessing all current certificates and licenses that would be required under the Federal Aviation Act or, if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry, for the performance by such employees of similar functions within the United States of America or such other jurisdiction of registry (it is understood that cabin attendants need not be regular employees of Lessee (or any Sublessee)) and (ii) shall be maintained by Lessee (or any Sublessee) in accordance with its normal maintenance practices.